UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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UnitedHealth Group Incorporated

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Our Story
UnitedHealth Group is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone.
We have nearly 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences.
Optum combines clinical expertise, technology and data to empower people, partners and providers with the care, guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
We work with governments, employers and providers to care for 151 million people and share a vision of a value-based system of care that provides compassionate and equitable care.
At UnitedHealth Group, our mission calls us, our values guide us and our diverse culture connects us as we seek to improve care for the consumers we are privileged to serve and their communities.
We Are
Called by our mission:	Helping people live healthier lives and help make the health system work better for everyone.
Committed to helping build a modern, high-performing health system by:	• Expanding access to care • Improving health care affordability • Enhancing the health care experience • Achieving better health outcomes
Focused on our strategic growth areas:	• Value-Based Care • Health Benefits • Health Technology • Health Financial Services • Pharmacy Services
Powered by essential capabilities:	• Collaboration • Consumer Excellence • Modern Technology
Guided by our values:	• Integrity • Compassion • Relationships • Innovation • Performance

9900 Bren Road East Minnetonka, Minnesota 55343	April 21, 2023
Dear Fellow Shareholders:

As 2023 progresses, UnitedHealth Group is maintaining strong momentum on our mission of helping people live healthier lives and helping the health system work better for everyone.
Optum’s clinical expertise, technology and data capabilities and UnitedHealthcare’s leadership in health benefits is helping us lead the development of a simpler, more consumer-oriented health system that delivers better outcomes for all Americans — and, in so doing, will continue to create lasting shareholder value for the decades ahead.
Our strategic growth priorities
We are prioritizing five areas that can advance our mission and drive differentiated long-term growth:
•
Value-Based Care: Accelerating the U.S. health care system’s transition to a more effective value-based model that aligns payer and providers to deliver the highest quality care at the lowest cost. Our integrated care delivery capabilities are well-positioned to enable value-based care in the clinic, the home and virtually.

•
Health Benefits: Providing consumers with simpler and innovative plan designs that facilitate high-quality care at a lower cost.

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Health Technology: Using clinical data, intelligence and automation to help useful information flow more securely and efficiently among payers, care providers and patients, improving administrative efficiency and clinical decision-making.

•
Health Financial Services: Streamlining the health payments and banking experience, driving speed, reliability and trust to provide greater convenience and transparency for consumers and care providers.

•
Pharmacy Services: Integrating our medical, pharmacy, and behavioral capabilities to provide more affordable access to medications and support the discovery of new drugs and treatments.

Informed by our deep clinical expertise, these strategies present opportunities for innovation and collaboration at Optum and UnitedHealthcare — and support our long term 13% to 16% earnings per share growth rate objective.
Board updates
In 2022, UnitedHealth Group appointed Kristen Gil, vice president and business finance officer at Alphabet, Inc., to our Board of Directors. Having served in numerous senior positions at Alphabet since 2007, she brings experience in technology, artificial intelligence and consumer products. She serves on our Audit and Finance Committee.
UnitedHealth Group’s Board of Directors is 33% female and 33% racially/ethnically diverse and our average board tenure is less than 7 years. Five of our board members have been added since 2018 and 78% are independent.
Our ongoing commitment to sustainability & environmental, social and governance (ESG) initiatives
We are committed to operating as a sustainable enterprise — socially, economically, environmentally and ethically. Sustainability — especially of the health system — is ingrained in our business strategy, as our products and services deliver intrinsic social value by helping to build a health system that is more affordable and accessible, and that delivers better outcomes for everyone.
Our sustainability commitments and ESG policies and practices are overseen by the Board of Directors’ Governance Committee. Our Chief Sustainability Officer is responsible for developing a comprehensive ESG strategy and long-term sustainability commitments in partnership with our businesses and leaders across the company.

Shareholder meeting details
We cordially invite you to participate in our 2023 Annual Meeting of Shareholders to be held on Monday, June 5, 2023, at 11:00 a.m. Eastern Time. We will once again hold our meeting virtually.
Attached you will find a notice of meeting and proxy statement containing information about the items upon which you will be asked to vote and the meeting itself, including different methods you can use to vote your proxy, including by internet, telephone and mail. Every shareholder vote is important, and we encourage you to vote as promptly as possible. Instructions on how to participate in the Annual Meeting are included in the proxy statement.
On behalf of UnitedHealth Group’s Board and management team, we appreciate your continued trust and support.
Sincerely,

Andrew Witty Chief Executive Officer	Stephen Hemsley Chair of the Board

2023 Notice of Annual Meeting

Items of Business
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Proposal 1: Elect the nine nominees set forth in the attached proxy statement to the Company’s Board of Directors.

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Proposal 2: Conduct an advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed in the attached proxy statement (Say-on-Pay) vote.

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Proposal 3: Conduct an advisory vote to approve the frequency of holding future Say-on-Pay votes (Say-on-Frequency).

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Proposal 4: Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023.

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Proposals 5, 6, and 7: Consider the shareholder proposals set forth in the attached proxy statement, if properly presented at the Annual Meeting.

Items of business may also include transacting any other business that properly come before the Annual Meeting or any adjournments or postponements of the meeting. Proxy materials are first being mailed to our shareholders and made available at https://www.unitedhealthgroup.com/investors/annual-reports.html on or about April 21, 2023. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.
Access to the Annual Meeting
The 2023 Annual Meeting will be held in virtual format only. If you plan to participate in the Annual Meeting, please see the “Questions and Answers About the Annual Meeting and Voting” section in the attached proxy statement. Shareholders will be able to participate in the meeting, vote and submit questions from any location.
Proxy Voting
Important. Even if you plan to participate in the Annual Meeting, we still encourage you to submit your proxy by internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures under Question 12 of the “Questions and Answers About the Annual Meeting and Voting” section in the attached proxy statement.
Date June 5, 2023 11:00 a.m. Eastern Time
Location Our Annual Meeting can be accessed virtually at www.virtualshareholder meeting.com/UNH2023
Record Date April 10, 2023

Only shareholders of record of the Company’s common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY VIA THE INTERNET ON JUNE 5, 2023.

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at https://www.unitedhealth
group.com/investors/annual-
reports.html.

Proxy Summary

Business Results
UnitedHealth Group is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone.
We have nearly 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences.
Optum combines clinical expertise, technology and data to empower people, partners and providers with the care, guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
Financial
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Total shareholder return in 2022 was 7%, and 86% from 2020-2022, reflecting continued strong fundamental performance;

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Revenues increased 13% to $324.2 billion in 2022 from $287.6 billion in 2021;

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Net earnings increased 16% year-over-year to $20.1 billion; operating earnings increased 19% year-over-year to $28.4 billion; and cash flows from operations increased 17% year-over-year to $26.2 billion in 2022;

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Fully diluted earnings per share increased 17% to $21.18 per share from $18.08 in 2021. Adjusted earnings per share1 increased 17% to $22.19 per share from $19.02 per share in 2021;

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Return on equity at 27.2% in 2022 compared to 25.2% in 2021; and

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The annual cash dividend rate increased to $6.60 per share, representing a 14% increase over the annual cash dividend rate of $5.80 per share since the second quarter of 2021.

Awards and Recognition
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We were the top ranked company in the insurance and managed care sector on Fortune’s 2023 “World’s Most Admired Companies” list. This is the 13th consecutive year we have ranked No. 1 overall in its sector. The Company ranked No. 1 on all nine key attributes of reputation;

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We have been named to both the Dow Jones Sustainability World and North America Indices every year since 1999;

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We received a score of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index 2022, earning the distinction of one of the “Best Places to Work for LGBTQ Equality”;

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In 2022, The Civic 50, a Points of Light initiative that highlights companies that improve the quality of life in the communities where they do business, ranked the Company one of America’s 50 most community-minded companies. We have received this honor every year since the initiative began in 2012;

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We were named to Forbes’ list of 2022 World’s Best Employers;

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We were named one of Fortune’s Most Innovative Companies for 2023;

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In 2022, the United Health Foundation was recognized as a Healthy People 2030 Champion by the U.S. Department of Health and Human Services’ Office of Disease Prevention and Health Promotion;

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The Business Group on Health honored the Company as one of its 44 “Best Employers: Excellence in Health & Well-Being” for 2022. The criteria for the award is leadership and culture; holistic well-being approaches, health equity and the employee experience;

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The Disability Equality Index® named the Company one of the best places to work for disability inclusion in 2022;

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We are ranked “Top 10” in the nation on the 2023 Military Friendly® Employers list; and

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We are recognized as a “Trendsetter” in the 2022 Center for Political Accountability-Zicklin Index of Political Accountability.

1
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

2023 Proxy Statement | Proxy Summary	1

Corporate Governance
UnitedHealth Group is committed to meeting high standards of ethical behavior, corporate governance and business conduct. Our company, our Board of Directors (the Board) and our people are committed to the shared cultural values of integrity, compassion, innovation, relationships and performance. Through our annual engagement program, we seek insights from shareholders and other stakeholders as we continue to evolve our governance practices.
Board Structure and Composition
Our directors are elected annually by a majority vote of our shareholders. Each nominee tenders an irrevocable offer to resign in case they do not receive a majority vote from shareholders at the annual meeting. We separate the positions of Chair of the Board and CEO. We have a Lead Independent Director, and seven of our nine director nominees are independent.
Public Company Board Service Limits
Our directors may serve on no more than three other public company boards and our CEO may serve on no more than one other public company board.
One Share, One Vote
The Company does not have a dual-class share structure. Each share of Company common stock is entitled to one vote.
Proxy Access
A shareholder or group of shareholders who have owned at least 3% of our common stock for at least three years, and who comply with specified procedural and disclosure requirements, may include in our proxy materials shareholder-nominated director candidates representing up to 20% of the Board.
Diverse, Experienced and Refreshed Board
Our Board has undergone substantial refreshment over the last several years. Of our nine current directors, five have been appointed since 2018, including the addition of Paul Garcia in November 2021 and Kristen Gil in December 2022.
Chief Executive Officer Succession Planning
Our succession plan, which is reviewed annually by our Board, addresses both an unexpected loss of our CEO and longer-term succession.
ESG Oversight
Our Board provides robust oversight over ESG topics, as codified in our Board Committee charters.
Absence of Rights Plan
We do not have a shareholder rights plan, commonly referred to as a “poison pill”.
Shareholder Special Meeting and Written Consent Rights
Shareholders hold the right to call a special meeting and to act by written consent.
Prohibition on Short Sales, Hedging and Pledging Transactions in Company Securities
Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock. Additionally, our insider trading policy prohibits directors and executive officers from engaging in pledging transactions.
Stock Ownership Guidelines
All of our executive officers and directors complied with our stock ownership guidelines as of April 10, 2023.
Stock Retention Policy
We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award. Our directors are required to hold all stock compensation awards granted until completion of service on the Board, or until they have met our stock ownership requirements.
Clawback Policy
Our clawback policy entitles the Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct or violate non-compete, non-solicit or confidentiality provisions.
Political Contributions Disclosure
We publicly disclose our political contributions and public advocacy efforts and the contributions of our federal and state political action committees.
Executive Sessions
Independent directors routinely meet in executive session without management present.

See the “Corporate Governance” portion of this proxy statement for further information on our governance practices.

2023 Proxy Statement | Proxy Summary	2

Executive Compensation
Our executive compensation program uses a mix of base salary, annual cash incentives, stock compensation awards and broad-based benefits to attract and retain highly qualified executives and maintain a strong alignment between executive pay and Company performance. Information regarding our named executive officers’ compensation in 2022 is described in the “Executive Compensation” section. Shareholders expressed strong support for our executive compensation program at our 2022 Annual Meeting of Shareholders, with 94% of the votes cast in favor of our Say-on-Pay proposal.
Voting Matters and Vote Recommendations
Items of Business		Board’s Recommendation	Details
1	Election of Nine Directors	FOR	Page 4
2	Advisory Approval of Executive Compensation	FOR	Page 63
3	Advisory Approval Regarding Frequency of Holding Future Say-on-Pay Votes	ONE YEAR	Page 64
4	Ratification of Independent Registered Public Accounting Firm	FOR	Page 68
5	Shareholder Proposal Seeking a Third-Party Racial Equity Audit	AGAINST	Page 69
6	Shareholder Proposal Requiring a Political Contributions Congruency Report	AGAINST	Page 75
7	Shareholder Proposal Seeking Shareholder Ratification of Termination Pay	AGAINST	Page 79

2023 Proxy Statement | Proxy Summary	3

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Board of Directors

PROPOSAL 1: Election of Directors
Our Board of Directors has nominated nine directors for election at the 2023 Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors and have agreed to be named in this proxy statement and to serve if elected.
In accordance with our Principles of Governance, each nominee has also tendered an irrevocable offer to resign as a director, which will become effective if the director fails to receive a majority vote for election at the Annual Meeting and our Board accepts the director’s offer to resign. Please see the “Corporate Governance” section of this proxy statement for additional details on this policy. All of the nominees are expected to attend the 2023 Annual Meeting. All then-current directors attended the 2022 Annual Meeting. We ask for your voting support for each of the director nominees at our 2023 Annual Meeting.
2023 Director Nominees
The following is a brief biographical description of each director nominee. A matrix listing the skills and areas of expertise held by each director and which, in part, led the Board to conclude each respective director should continue to serve as a member of the Board, is included on page 9.
The Board of Directors recommends you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.
Director	Age	Primary Occupation	Director Since
Timothy Flynn	66	Former Chair, KPMG International	2017
Paul Garcia	70	Retired Chair and CEO, Global Payments, Inc.	2021
Kristen Gil	51	Vice President and Business Finance Officer, Alphabet, Inc.	2022
Stephen Hemsley	70	Chair, UnitedHealth Group	2000
Michele Hooper	71	President and CEO, The Directors’ Council	2007
F. William McNabb III	65	Former Chairman and CEO, The Vanguard Group, Inc.	2018
Valerie Montgomery Rice, M.D.	61	President and CEO, Morehouse School of Medicine	2017
John Noseworthy, M.D.	71	Former CEO and President, Mayo Clinic	2019
Andrew Witty	58	CEO, UnitedHealth Group	2021
2023 Proxy Statement | Proposal 1: Election of Directors | 2023 Director Nominees	4

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Timothy Flynn
Timothy Flynn was Chairman of KPMG International (KPMG), a global professional services organization that provides audit, tax and advisory services, from 2007 until his retirement in October 2011. From 2005 until 2010, he served as Chairman and from 2005 to 2008 as CEO of KPMG LLP in the U.S., the largest individual member firm of KPMG. Prior to serving as Chairman and CEO of KPMG LLP, Tim was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices at KPMG LLP. He previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and as a director of Alcoa and the International Integrated Reporting Council.	Director since: 2017 Age: 66 Committees: Compensation and Human Resources (Chair) Governance Current Outside Public Directorships: JPMorgan Chase & Co. Walmart Inc.
Paul Garcia
Paul Garcia is the retired Chairman and Chief Executive Officer of Global Payments Inc., a publicly traded, leading provider of electronic payment processing services, and served in that capacity from 1999 to 2014. Prior to his role at Global Payments, Paul served as President & CEO of NaBanco, an electronic credit card processor, from 1982 to 1995. He served on the board of directors of Global Payments Inc. and MasterCard International and, in the past five years, as a director of The Dun & Bradstreet Corporation, West Corporation, Truist Financial Corporation and Payment Alliance International, Inc.	Director since: 2021 Age: 70 Committees: Audit and Finance Current Outside Public Directorships: Deluxe Corporation Repay Holdings Corporation
Kristen Gil
Kristen Gil currently serves as Vice President, Business Finance Officer at Alphabet, Inc. She has held numerous senior positions at Alphabet since joining the company in 2007, including in business operations, strategy, and finance for Google Search, Maps, Research & AI, and Sustainability. Prior to joining Alphabet in 2007, Kristen worked at Marketron International and McKinsey & Company. Kristen formerly served on the board of directors of Proofpoint, a cybersecurity company.	Director since: 2022 Age: 51 Committees: Audit and Finance Current Outside Public Directorships: None
2023 Proxy Statement | 2023 Director Nominees	5

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Stephen Hemsley
Stephen Hemsley is non-executive Chair of the Board of UnitedHealth Group and has served in this capacity since November 2019. Steve previously served as Executive Chair of the Board from September 2017 to November 2019, Chief Executive Officer from November 2006 to August 2017, President from May 1999 to November 2014, and Chief Operating Officer from November 1998 to November 2006. He joined the Company in 1997 and has been a member of the Board of Directors since 2000. Steve is a director of Cargill, Inc.	Director since: 2000 Age: 70 Committees: Health and Clinical Practice Policies Current Outside Public Directorships: None
Michele Hooper
Michele Hooper is Lead Independent Director of the Board of Directors of UnitedHealth Group and has served in this capacity since October 2021. Michele is President and CEO of The Directors’ Council, a private company she co-founded in 2003 that works with corporate boards to increase their independence, effectiveness and diversity. She was President and CEO of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. She previously served as President and CEO of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care, from 1998 until its acquisition in 1999. Michele is a nationally recognized corporate governance expert. In the past five years, Michele was also a director of PPG Industries, Inc.	Director since: 2007 Age: 71 Committees: Audit and Finance Current Outside Public Directorships: United Airlines Holdings, Inc.
F. William McNabb III
William McNabb served as Chairman of The Vanguard Group, Inc. from 2010 until his retirement in 2018 and served as CEO from 2008 to 2017. He joined Vanguard in 1986. In 2010, he became Chairman of the Board of Directors and the Board of Trustees of the Vanguard group of investment companies. Earlier in his career, Bill led each of Vanguard’s client facing business divisions. Bill served as the Chairman of the Investment Company Institute’s Board of Governors from 2013 to 2016. He serves on the Wharton Leadership Advisory Board and the Columbia Law School’s Millstein Center Advisory Board. Bill is a board member of CECP: The CEO Force for Good.	Director since: 2018 Age: 65 Committees: Audit and Finance (Chair) Governance Current Outside Public Directorships: International Business Machines Corporation
2023 Proxy Statement | 2023 Director Nominees	6

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Valerie Montgomery Rice, M.D.
Valerie Montgomery Rice is President and Chief Executive Officer of the Morehouse School of Medicine, a medical school in Atlanta, Georgia. She has been President since 2014 and Chief Executive Officer since 2021. She was Dean of the Morehouse School of Medicine from 2011 to 2021 and as Executive Vice President from 2011 to 2014. She was Dean of the School of Medicine and Senior Vice President of Health Affairs at Meharry Medical College from March 2006 to June 2009, and as director of the Center for Women’s Health Research from 2005 to 2011. Valerie also served previously as a Council Member of the National Institute of Health and National Center for Advancing Translational Science, and on the National Institute of Health’s Minority Health and Health Disparities and Office of Research on Women’s Health advisory councils, and the Association of American Medical Colleges Council of Deans administrative board. Valerie is a member of the National Academy of Medicine and a renowned infertility specialist and women’s health researcher.	Director since: 2017 Age: 61 Committees: Health and Clinical Practice Policies (Chair) Compensation and Human Resources Current Outside Public Directorships: 23andMe Holding Co.
John Noseworthy, M.D.
John Noseworthy is the former Chief Executive Officer and President of Mayo Clinic, a world renowned health care organization. John joined Mayo Clinic in 1990 and served in various capacities, including as Chairman of Mayo Clinic’s internal Board of Governors, member of the Board of Trustees, Professor of Neurology at Mayo Clinic College of Medicine & Science, Chair of Mayo’s Department of Neurology, medical director of the Department of Development and Vice Chair of the Mayo Clinic Rochester Executive Board. John also served as editor-in-chief of Neurology, the official journal of the American Academy of Neurology, from 2007 to 2009. John was a Health Governor of the World Economic Forum from 2012 to 2018 and, in the past five years, also served as a director of Merck & Co.	Director since: 2019 Age: 71 Committees: Compensation and Human Resources Health and Clinical Practice Policies Governance (Chair) Current Outside Public Directorships: None
Andrew Witty
Andrew Witty has been Chief Executive Officer of UnitedHealth Group since February 2021. He was President of UnitedHealth Group from November 2019 to February 2021, Chief Executive Officer of Optum from July 2018 to April 2021, and a UnitedHealth Group director from August 2017 to March 2018. Prior to joining UnitedHealth Group, he was Chief Executive Officer and a board member of GlaxoSmithKline, a global pharmaceutical company, from 2008 to April 2017.	Director since: 2021 Age: 58 Committees: None Current Outside Public Directorships: None
2023 Proxy Statement | 2023 Director Nominees	7

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Director Nomination Process
Criteria for Nomination to the Board
Our Board’s Governance Committee assesses the optimal skills, experiences, and attributes the Board should have to align it with our Company’s long-term strategic plan and the interests of our shareholders and stakeholders.
The skills matrix has two sections — the core criteria every member of the Board should meet and the skills and attributes the Board should have collectively. The core director criteria are:
•
Independence under the Company’s Standards for Director Independence, subject to waiver by the Governance Committee, and New York Stock Exchange (NYSE) listing requirements (other than the CEO and Chair of the Board);

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Service on no more than three other public company boards; with our Chief Executive Officer limited to no more than one other public company board;

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High integrity and ethical standards;

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Standing and reputation in the individual director’s field;

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Ability to oversee risks within the individual director’s particular skill set;

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Understanding of and experience with complex public companies or like organizations; and

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Ability to work collegially and collaboratively with other directors and management.

Each of our independent director nominees has satisfied all the core director criteria set forth in the skills matrix.
All of the director nominees were elected by our shareholders at the 2022 Annual Meeting except Kristen Gil, who was appointed unanimously by the Board in December 2022. With respect to that appointment, the Governance Committee considered a number of potential candidates and Kristen emerged as the finalist due to her overall skill set and experience. We consulted with an external search firm in the process that led to Kristen’s appointment.
2023 Proxy Statement | Director Nomination Process	8

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Optimal Mix of Skills, Expertise and Background Information of Director Nominees
The matrix provides a number of substantive areas of expertise the Board as a whole should have. The following table displays these areas and the areas of expertise of each nominee, along with background information for each director.
Director Nominees	Flynn	Garcia	Gil	Hemsley	Hooper	McNabb III	Montgomery Rice, M.D.	Noseworthy, M.D.	Witty
Skills & Expertise
Corporate Governance	●	●		●	●	●		●	●
Finance	●	●	●	●	●	●			●
Health Care Industry				●	●		●	●	●
Direct Consumer Markets	●	●	●			●		●	●
Social Media / Marketing			●			●		●	●
Diversity		●	●		●		●
Large Complex Organizations	●	●	●	●	●	●	●	●	●
Technology / Business Processes	●	●	●	●	●	●		●	●
Clinical Practice							●	●
Political / Health Care Policy / Regulatory	●			●	●	●	●	●	●
Capital Markets	●	●		●		●			●
Background
Male	●	●		●		●		●	●
Female			●		●		●
Black or African American					●		●
Hispanic		●
2023 Proxy Statement | Director Nomination Process	9

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Tenure of Director Nominees
Our Governance Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our Company and familiarity with the successes and challenges the enterprise has faced over the years, while newer directors contribute fresh perspectives.

1 director
20+ years
3 directors
0-2 years
1 director
10-15 years
<7 years
Average tenure of the Board
4 directors
3-6 years

Board Diversity
UnitedHealth Group embraces and encourages a culture of diversity and inclusion. Valuing diversity makes good business sense and helps to ensure our future success. Our Board does not establish specific goals with respect to diversity but the Board’s diversity is a consideration in the director nomination process and is assessed annually when the Board evaluates its overall effectiveness. We are committed to actively seeking director candidates from underrepresented communities. We currently have two female directors in Board leadership roles. The Governance Committee maintains an active recruiting pipeline of potential director candidates based upon skills identified in our skills matrix and includes diverse candidates.

2023 Proxy Statement | Director Nomination Process	10

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Recent Changes in Board Membership
2018	2019	2020	2021	2022
Additions
F. William McNabb	John Noseworthy, M.D.		Andrew Witty(1) Paul Garcia	Kristen Gil
Departures
Andrew Witty(1) Kenneth Shine, M.D.		William Ballard, Jr.	David Wichmann Glenn Renwick	Richard Burke Gail Wilensky, Ph.D.

(1)
Andrew first joined the Board as an independent director in August 2017, stepped down in March 2018 to serve as CEO of Optum and rejoined the Board in connection with his appointment as the Company’s CEO in February 2021.

For this year’s election, the Board has nominated nine individuals. All are incumbent directors who collectively bring tremendous diversity to the Board in their professional experience, perspectives, skills and background, as well as diversity of nationality, race and gender. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of industries, including health care and clinical practice, insurance, consumer products, technology, capital markets and financial services, and roles in academia, corporate governance, government and intergovernmental organizations.

The nine director nominees range in age from 51 to 71, three of the nine director nominees are women, two are African American, one is Hispanic, one is a citizen of Canada and one is a citizen of the United Kingdom.

Search Process for New Directors
The Governance Committee screens and recommends candidates for nomination by the full Board and maintains an active director candidate pipeline, which reflects our continuing commitment to diversity in life, cultural and business experience among director nominees. The Governance Committee will also consider recommendations submitted by shareholders for director candidates. Recommendations should be directed to the Corporate Secretary.
Prior to the appointment of any new independent director, the Governance Committee considers a wide slate of potential candidates, including qualified women and diverse candidates from underrepresented communities. Each eventual nominee was selected due to his or her overall skills and experience.
Nominating Advisory Committee
The Board of Directors formed the Nominating Advisory Committee in 2006 to provide the Governance Committee with additional input from shareholders and others regarding desirable characteristics of director candidates and the composition of the Board of Directors. The key features of the skills matrix are also discussed with members of our
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Nominating Advisory Committee and their feedback is considered by the Governance Committee when it updates the skills matrix. The Governance Committee considers, but is not bound by, input provided by the Nominating Advisory Committee. According to the committee description, the Nominating Advisory Committee is expected to include approximately five individuals who are or represent a shareholder of the Company who holds a significant number of shares or who are representatives of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. The Nominating Advisory Committee met once in 2022. A description of the Nominating Advisory Committee, including a description of how the members of the Nominating Advisory Committee are nominated and selected, can be found on our website at https:// www.unitedhealthgroup.com/people-and-businesses/standards.html.
Shareholder Director Candidates for Inclusion in our Proxy Statement (Proxy Access)
Our Bylaws provide a shareholder or group of shareholders (of up to 20) who have owned at least 3% of our common stock for at least three years the ability to include in our proxy statement shareholder-nominated director candidates for up to 20% of the Board. To be eligible to use this right, the shareholder(s) and the candidate(s) must satisfy the requirements specified in our Bylaws. Our Bylaws are available at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. For the 2024 Annual Meeting, director nominations submitted under these Bylaw provisions must be received at our principal executive offices, directed to the Corporate Secretary, no earlier than November 22, 2023 and no later than December 22, 2023.
Shareholder Nominations of Director Candidates at an Annual Meeting
Our shareholders may also nominate candidates for election to the Board at our annual meeting of shareholders, instead of including the director candidate in our proxy statement, by submitting timely written notice to the Corporate Secretary in accordance with our Bylaws. The notice must include the information required by our Bylaws, which are available at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. For the 2024 Annual Meeting, this notice must be received at our principal executive offices, directed to the Corporate Secretary, no earlier than February 6, 2024 and no later than March 7, 2024.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules adopted by the Securities and Exchange Commission (SEC), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 of the
Securities and Exchange Act of 1934, as amended (Exchange Act).
Board Leadership Structure
Our Board of Directors believes having independent Board leadership is an important component of our governance structure because independent leadership is vital in considering the needs of our business and long-term interests of our shareholders objectively. As such, our Bylaws require the Company to have either an independent Chair of the Board or a Lead Independent Director. In October 2021, Michele Hooper was appointed Lead Independent Director.
Our Board separates the positions of CEO and Chair of the Board. The Board believes this separation is appropriate for the Company at this time because it allows for a division of responsibilities, sharing of ideas between individuals having different perspectives and to maintain appropriate checks and balances. The Board evaluates its structure on an ongoing basis.
Our Principles of Governance outline the specific duties of the Lead Independent Director, including:
•
serving as the principal liaison between the independent directors and the Chair of the Board;

•
presiding at all meetings of the Board at which the Chair of the Board is not present and at executive sessions of the Board’s independent directors;

•
calling meetings of the independent directors as appropriate and, in coordination with the Chair of the Board, all members of the Board;

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•
facilitating discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings;

•
serving as an ex officio member of each Board committee of which the Lead Independent Director is not a member and working with the Board Committee Chairs on the performance of their designated roles and responsibilities;

•
working with the Chair of the Board to approve the agendas and meeting schedules for Board meetings;

•
working with the Chair of the Board on the appropriateness (including quality and quantity) and timeliness of information provided to the Board;

•
meeting individually with the Chair of the Board after each regularly scheduled Board meeting;

•
coordinating the preparation of agendas and materials for executive sessions of the Board’s Independent Directors, if any;

•
assisting the Chair of the Governance Committee in reviewing and reporting on the results of the Board and committee performance self-evaluations;

•
communicating to the Chair of the Board any decisions reached, suggestions, views or concerns expressed by Independent Directors in executive sessions or outside of Board meetings;

•
meeting periodically with individual independent directors to discuss Board and committee performance, effectiveness and composition;

•
where appropriate, supporting the Company in interactions with shareholders and regulators in consultation with the Chief Executive Officer and Chair of the Board; and

•
interviewing, along with the Chair of the Governance Committee, all Board candidates and making director candidate recommendations to the Governance Committee
Director Independence
Our Board of Directors has adopted the Company’s Standards for Director Independence, which are available at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. The Standards for Director Independence align with the independence standards set by the NYSE.
Our Board of Directors has determined director nominees Timothy Flynn, Paul Garcia, Kristen Gil, Michele Hooper, F. William McNabb III, Valerie Montgomery Rice, M.D., and John Noseworthy, M.D., are each independent under the NYSE rules and the Company’s Standards for Director Independence and have no material relationships with the Company that would prevent the directors from being considered independent.
To determine independence, and following the Company’s Standards for Director Independence, the Board of Directors considered, among other factors, the business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) and their affiliated companies. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company, and also considered charitable contributions the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined such relationships were in the normal course of business and did not impair the directors’ ability to exercise independent judgment:
•
Valerie Montgomery Rice is President and Chief Executive Officer of Morehouse School of Medicine. Morehouse School of Medicine paid the Company approximately $346,955 for claims software, equipment, maintenance licenses and subscriptions in 2022. The Company paid Morehouse School of Medicine approximately $337,000 for services as a network care provider in 2022. Total amounts paid by the Company to Morehouse School of Medicine during 2022 were substantially less than 1% of Morehouse School of Medicine’s total revenues for 2022. Valerie was not directly involved in these relationships.

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Board Committees
The Board of Directors has established four standing committees as listed in the table below. These committees help the Board fulfill its responsibilities and assist the Board in making informed decisions. Each committee operates under a written charter and evaluates its charter and committee performance annually.
The following table identifies the members of each committee as of April 10, 2023:
Director	Audit and Finance	Compensation and Human Resources	Governance	Health and Clinical Practice Policies
Timothy Flynn		C	✓
Paul Garcia	✓ $
Kristen Gil	✓ $
Stephen Hemsley				✓
Michele Hooper*	✓ $
F. William McNabb III	C $		✓
Valerie Montgomery Rice, M.D.		✓		C
John Noseworthy, M.D.		✓	C	✓
Andrew Witty
✓	Member	$	Financial Expert	C	Chair

*
Michele Hooper is our Lead Independent Director and an ex-officio member of the Compensation and Human Resources Committee, Governance Committee and Health and Clinical Practice Policies Committee. As an ex-officio member, Michele has a standing invitation to attend each committee meeting but does not count for quorum purposes or vote on committee matters.

Audit and Finance Committee	Meetings Held in 2022: 10

Committee Members:
F. William McNabb III (Chair), Paul Garcia, Kristen Gil and Michele Hooper
Primary Responsibilities:
The Audit and Finance Committee has responsibility for the selection and retention of the independent registered public accounting firm and oversees financial reporting, internal controls and public disclosure. The Audit and Finance Committee reviews and assesses the effectiveness of the Company’s policies, procedures and resource commitments in the areas of compliance, ethics, privacy and cybersecurity. The Audit and Finance Committee also oversees management’s processes to identify and quantify material risks facing the Company, management’s investing and financing policies and practices, ESG investment criteria, and assurance of ESG disclosures. The Audit and Finance Committee establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit and Finance Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel.
Independence:
Each of the Audit and Finance Committee members is an independent director under the NYSE listing standards and the SEC rules. The Board of Directors has determined William McNabb, Paul Garcia, Kristen Gil and Michele Hooper are audit committee financial experts as defined by the SEC rules.

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Compensation and Human Resources Committee	Meetings Held in 2022: 5

Committee Members:
Timothy Flynn (Chair), Valerie Montgomery Rice, M.D. and John Noseworthy, M.D.
Primary Responsibilities:
The Compensation and Human Resources Committee is responsible for overseeing (i) our policies and practices related to total compensation for executive officers, (ii) the administration of our incentive and stock compensation based plans, (iii) the risk associated with our compensation practices and plans, and (iv) human capital management, including diversity, equity and inclusion initiatives. The Compensation and Human Resources Committee establishes employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO, and reviews and monitors director compensation programs and the Company’s stock ownership guidelines.
Independence:
Each of the Compensation and Human Resources Committee members is an independent director under the NYSE listing standards and the SEC rules, and a non-employee director under the SEC rules.

Governance Committee	Meetings Held in 2022: 5

Committee Members:
John Noseworthy, M.D. (Chair), Timothy Flynn and F. William McNabb III
Primary Responsibilities:
The Governance Committee’s duties include (i) identifying and nominating individuals to be proposed as nominees for election as directors at each annual meeting of shareholders or to fill Board vacancies, (ii) conducting the Board evaluation process, (iii) evaluating the categorical standards which the Board of Directors uses to determine director independence, (iv) providing oversight over ESG policies and practices, including identifying key ESG topics, (v) monitoring and evaluating corporate governance practices, and (vi) reviewing and recommending changes to the Company’s Political Contributions Policy, reviewing political contributions at least semi-annually, monitoring the Company’s advocacy lobbying processes and activities, including key trade associations and coalition memberships, and overseeing the Company’s public policy and government relations activities and external relations functions and activities. The Governance Committee also oversees Board processes and corporate governance related risk.
Independence:
Each of the Governance Committee members is an independent director under the NYSE listing standards.

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Health and Clinical Practice Policies Committee	Meetings Held in 2022: 4

Committee Members:
Valerie Montgomery Rice, M.D. (Chair), John Noseworthy, M.D., and Stephen Hemsley
Primary Responsibilities:
The Health and Clinical Practice Policies Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to (i) oversight of management’s initiatives to improve health care affordability, clinical care and safety, enhance health care experience, achieve better outcomes, advance health equity and reduce disparities, and (ii) policy oversight, including the identification, evaluation and monitoring of the implementation of legislative, regulatory and policy issues, both domestic and international, that affect or could affect the Company’s business reputation, business activities and performance, and ensuring consistency of policies and positions with the Company’s public policy priorities.
Independence:
Valerie Montgomery Rice and John Noseworthy are each independent directors under the NYSE listing standards.

Board Meetings and Annual Meeting Attendance
Directors are required to attend at least 75% of Board meetings and their respective committee meetings, and the Annual Meeting of Shareholders. All of the nominees are expected to attend the 2023 Annual Meeting. During the year ended December 31, 2022, the Board of Directors held 10 meetings. All current directors attended at least 75% of the meetings, including 100% of all regularly scheduled meetings. All then current directors attended last year’s annual meeting.
Annual Board and Committee Evaluations
The Governance Committee oversees the Board and Committee evaluation process. In addition, the Chair of the Board and the Lead Independent Director meet regularly with individual directors to discuss Board and Committee performance, effectiveness and composition.
Evaluation Format	Evaluation Elements	Review Feedback	Respond to Director Input
The Board uses a written evaluation, supplemented by facilitated interviews conducted by an independent consultant every third year. The 2022 Board and Committee evaluations were done in writing.
Each director completes a written evaluation annually and is interviewed every third year by an independent consultant. Topics for both written evaluations and interviews include Board and Committee performance; Board and Committee operations, structure, and performance; oversight of business strategy, results and operations; succession planning and talent development; and agenda topics for future meetings.

The feedback received from the interviews is compiled anonymously and reviewed and discussed by the Board and each Committee in executive sessions at their meetings held in the first quarter of each year and, as appropriate, addressed with management.

The Board and each Committee consider the results and ways in which the Board and Committee processes and effectiveness may be enhanced, and changes to the Board’s and each Committee’s practices and agenda topics are implemented as appropriate. The Board monitors proposed actions to assure that agreed upon improvements are implemented and effective.

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As part of director feedback received through the annual evaluation process, the Board continues to place a focus on Board and executive leadership succession and development, engaging with management on achievement of the Company’s long-term strategies and direction, executive leadership, sustainability, diversity, equity and inclusion, and risk management topics.
Communication with the Board of Directors
The Board of Directors values the input and insights of our shareholders and other interested parties and believes effective communication strengthens the Board’s role as an active, informed and engaged fiduciary. The Board has adopted a Board of Directors Communication Policy to facilitate communication between shareholders and other interested parties and the Board. Under this policy, the Board has designated the Company’s Corporate Secretary as its agent to receive and review communications. The Corporate Secretary will not forward to the directors communications received which are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, mass mailings, business solicitations, routine customer service complaints, new product or service suggestions and opinion surveys.
Appropriate matters to raise in communications to the Board include Board composition; Board and CEO succession planning process; executive compensation; uses of capital; and general Board oversight, including sustainability, human capital management, corporate governance, accounting, internal controls, auditing and other related matters.
The policy, including information on how to contact the Board of Directors, may be found in the corporate governance section of our website, https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
Director Compensation
We compensate our non-employee directors fairly for work required for a company of our size, complexity and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract, retain and benefit from the expertise of highly qualified people with backgrounds and experience relevant to our business and those we serve. The Compensation and Human Resources Committee annually reviews the compensation of our non-employee directors and makes recommendations to the Board of Directors. In August 2022, the Compensation and Human Resources Committee, with the advice of its independent compensation consultant, undertook a review of the structure, philosophy and overall mix of the director compensation program as compared to the Company’s compensation peer group and also the five large publicly traded managed care, health care and services companies included in the peer group. Following this review, the Compensation and Human Resources Committee recommended, and the Board approved, the following changes to our director compensation program, all effective October 1, 2022: (1) increasing the annual grant of stock compensation awarded to non-employee directors from $205,000 to $225,000 and (2) increasing the annual cash retainer awarded to (a) the Audit and Finance Committee Chair from $25,000 to $32,500 and (b) all other Committee Chairs from $20,000 to $25,000. No other changes were made to the compensation of non-employee directors. The prior levels of director compensation set forth in the previous sentence had been in place since October 2018. The Compensation and Human Resources Committee’s recommendations, and the Board’s subsequent approval, were made after considering the results of the market practices review and the complexity of the Company’s structure and operations.
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The following table highlights the material elements of our director compensation program:
Compensation Element	Compensation Value ($)
Annual Cash Retainer	125,000
Annual Chair of the Board Cash Retainer	220,000
Annual Audit and Finance Committee Chair Cash Retainer	32,500
Annual Compensation and Human Resources Committee Chair Cash Retainer	25,000
Annual Governance Committee Chair Cash Retainer	25,000
Annual Health and Clinical Practice Policies Committee Chair Cash Retainer	25,000
Annual Lead Independent Director Cash Retainer	75,000
Annual Stock Compensation Award	225,000 aggregate fair value in deferred stock units
Stock Compensation Conversion Program	At the director’s election, cash compensation may be converted into DSUs, or if the director has met the stock ownership guidelines, into common stock
Cash Compensation
Cash retainers are payable on a quarterly basis in arrears on the first business day following the end of each fiscal quarter and are subject to pro rata adjustment if the director did not serve the entire quarter. Directors may elect to receive deferred stock units (DSUs) or common stock (if the director has met the stock ownership guidelines) in lieu of their cash compensation or may defer receipt of their cash compensation to a later date pursuant to the Directors’ Compensation Deferral Plan (Director Deferral Plan). The cash retainers are in consideration of general service and responsibilities and required meeting preparation.
Stock-Based Compensation
Non-employee directors receive annual grants of DSUs under the 2020 Stock Incentive Plan having an aggregate fair value of $225,000. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of DSUs granted is determined by dividing $56,250 (the quarterly value of the annual stock compensation award) by the closing price of our common stock on the grant date, rounded up to the nearest share. The grants are in consideration of general service and responsibilities and required meeting preparation and serve to align the interests of our directors with those of our shareholders.
The DSUs immediately vest upon grant and must be retained until completion of the director’s service on the Board or until they have met our stock ownership requirements. Upon completion of service, the DSUs convert into an equal number of shares of the Company’s common stock. A director may defer receipt of the shares for up to ten years after completion of service pursuant to the Director Deferral Plan. Non-employee directors who have met their stock ownership requirements may elect to receive common stock in lieu of DSUs and/or in-service distributions on pre-selected dates.
If directors elect to convert their cash compensation into common stock or DSUs, such conversion grants are made on the day the eligible cash compensation becomes payable to the director. The director receives the number of shares of common stock or DSUs, as applicable, equal to the cash compensation foregone, divided by the closing price of our common stock on the date of grant, rounded up to the nearest share. The DSUs immediately vest upon grant. Directors may only elect to receive common stock if they have met the stock ownership guidelines.
The Company pays dividend equivalents in the form of additional DSUs on all outstanding DSUs. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders and are subject to the same vesting conditions as the underlying grant.
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Stock Ownership and Retention Guidelines
Under our stock ownership guidelines, we require non-employee directors to own shares of the Company’s common stock (excluding stock options, but including vested DSUs and vested restricted stock units) having a fair market value equal to five times the directors’ annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board. All of our non-employee directors have met the stock ownership requirements or have served as a director for fewer than five years. Our directors are required to hold all DSU awards granted until completion of service on the Board or until they have met our stock ownership requirements.
Director Deferral Plan
Under the Director Deferral Plan, subject to compliance with applicable laws, non-employee directors may elect annually to defer receipt of all or a percentage of their compensation. Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a predetermined collection of unaffiliated mutual funds as measuring investments. The Director Deferral Plan does not provide for matching contributions by the Company.
Other Compensation
We reimburse directors for any reasonable out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to directors if the director is not eligible for subsidized coverage under another group health care benefit program. Health care coverage is provided on the same terms and conditions as current employees. Upon retirement from the Board, directors may continue to obtain health care coverage under benefit continuation coverage, and after the lapse of such coverage, under the Company’s post-employment medical plan for up to a total of 96 months if they are otherwise eligible.
The Company maintains a program through which it will match up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.
Our corporate aircraft use policy generally prohibits personal use of corporate aircraft by any independent director. Because there is no incremental cost to the Company, we permit on occasion a director’s family member to accompany the director on a business flight on Company aircraft provided a seat is available.
The following table provides information for the year ended December 31, 2022, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2022.
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2022 Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard Burke	54,298	89,547	28,667	172,512
Timothy Flynn	—	357,121	23,438	380,559
Paul Garcia	—	336,994	15,000	351,994
Kristen Gil	—	22,302	—	22,302
Stephen Hemsley	—	555,782	24,058	579,840
Michele Hooper	200,000	211,082	15,558	426,640
F. William McNabb III	—	363,315	9,122	372,437
Valerie Montgomery Rice, M.D.	—	355,591	15,000	370,591
John Noseworthy, M.D.	—	357,121	15,000	372,121
Gail Wilensky, Ph.D.	56,854	89,547	15,000	161,401

(1)
Richard and Gail did not stand for re-election at the 2022 Annual Meeting of Shareholders and ceased serving as members of the Board on June 6, 2022. Kristen was appointed as a member of the Board on December 9, 2022.

(2)
Directors converted some or all of cash compensation payable to such director into DSUs as follows:

Name	Amount of Cash ($)	Deferred Stock Units (#)
Timothy Flynn	147,591	286
Kristen Gil	8,298	16
Stephen Hemsley	346,252	671
F. William McNabb III	152,751	296
Valerie Montgomery Rice, M.D.	44,562	86
John Noseworthy, M.D.	147,591	286

(3)
Directors converted some or all of cash compensation payable to such director into shares of common stock as follows:

Name	Amount of Cash ($)	Shares of Stock (#)
Paul Garcia	125,000	244
Valerie Montgomery Rice, MD	100,000	196

(4)
The amounts reported: (a) include the value of DSUs issued upon conversion of annual cash retainers as described in footnote 2 above; (b) include the value of shares issued upon conversion of annual cash retainers as described in footnote 3 above; and (c) reflect the aggregate grant date fair value of the stock awards granted in 2022 computed in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the grant date. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. For 2022, Gail elected for a portion of her annual DSU awards be granted in shares of common stock.

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As of December 31, 2022, our non-employee directors held outstanding DSU awards as follows:
Name	Deferred Stock Units
Timothy Flynn	7,003
Paul Garcia	373
Kristen Gil	—
Stephen Hemsley	4,555
Michele Hooper	34,323
F. William McNabb III	5,133
Valerie Montgomery Rice, M.D.	4,050
John Noseworthy, M.D.	3,756

(5)
In 2022, the Company matched charitable contributions made by the following directors to charitable organizations selected by the directors pursuant to the Company’s Board Matching Program: $15,000 for Richard, Tim, Paul, Steve, Michele, Valerie, John and Gail. In 2022, the Company also paid $13,667, $8,438, $9,058, $9,122, and $558 in health care premiums on behalf of Richard, Tim, Steve, Bill and Michele, respectively.

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Corporate Governance

Overview
We are committed to high standards of corporate governance and ethical business conduct. Important documents reflecting this commitment are listed below.
Corporate Governance Documents
• Certificate of Incorporation	• Code of Conduct: Our Principles of Ethics & Integrity
• Bylaws	• Related-Person Transactions Approval Policy
• Principles of Governance	• Board of Directors Communication Policy
• Board of Directors Committee Charters	• Political Contributions Policy
• Standards for Director Independence	• Corporate Environmental Policy
• Director Conflict of Interest Policy	• Nominating Advisory Committee Description
You can access these documents at https://www.unitedhealthgroup.com/people-and-businesses/standards.html to learn more about our corporate governance practices. We will also provide copies of these documents without charge upon written request to the Company’s Corporate Secretary.
Commitment to Effective Corporate Governance
Board Accountability to Shareholders
Annual Election	All directors stand for election by majority vote annually
Proxy Access	Proxy access with market terms
Majority Voting Standard/Irrevocable Offer to Resign	Majority voting in uncontested director elections; directors tender an irrevocable offer to resign if they do not receive majority vote and the Board will accept such offer to resign absent a compelling reason
Special Meeting / Written Consent Rights	Shareholders have the rights to call a special meeting and act by written consent
No Poison Pill	No shareholder rights plan (commonly referred to as a poison pill)
Removal of Directors	Any director may be removed at any time, with or without cause, by a majority of shareholders
Shareholder Voting Rights in Proportion to Economic Interests
One Share, One Vote	No dual class structure; each share of common stock is entitled to one vote
No Supermajority Requirements	No supermajority shareholder approval requirements
Board Responsiveness to Shareholders / Proactive Understanding of Shareholder Perspectives
Shareholder Engagement Process	Management and Board members met with key shareholders as part of our shareholder outreach program

Shareholder engagement topics included Board composition, leadership and refreshment, executive compensation program, diversity, equity and inclusion, sustainability, climate change, cybersecurity, human capital and other environmental, social and governance topics

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Strong Independent, Board Leadership Structure
Board Leadership	Separate CEO and Chair of the Board. All directors other than the Chair and the CEO are independent
Lead Independent Director	Lead Independent Director with clearly defined and robust duties
Annual Review	Board considers appropriateness of its leadership structure at least annually
Committee Membership	Independent Committee Chairs with clear charters and oversight mandates
Disclosure	Proxy discloses why Board believes current leadership structure is appropriate
Adopt Structures and Practices Enhancing Board Effectiveness
Independence	78% of our Board members are independent
Diversity	1/3 of our director nominees are ethnically diverse, 1/3 are women and 2/9 are African American; two female directors hold Board leadership roles
Board and Committee Evaluations	Annual Board and Committee evaluation conducted by independent consultant and led by the Chair of Governance Committee
Board Succession Planning	Active Board succession plan; five Board members added since 2018
Attendance	Directors attended 100% of combined total Board and applicable committee meetings in 2022 and all then-current directors attended the 2022 Annual Meeting
Director Time Commitment Policy	Independent directors may serve on no more than three other public company boards and our CEO may serve on no more than one other public company board
Executive Sessions	Frequent executive sessions of independent directors held
Conflicts of Interest	To avoid potential conflicts of interest, a director is required to seek approval of the Governance Committee if the director or his/her immediately family member proposes to engage in a transaction or activity in the health care field
Disclosure	Full disclosure of corporate governance policies and practices
ESG Oversight	Board oversight over ESG strategy as codified in Board Committee charters; Company appointed Chief Sustainability Officer
Align Management Incentive Structures with Long-Term Strategy
Say-on-Pay Results	Executive Compensation program received 94% shareholder support in our 2022 Say-on-Pay vote
Annual Review of Compensation Program	Compensation and Human Resources Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies
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Align Management Incentive Structures with Long-Term Strategy
Incentive Programs Linked to Strategy	Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives
Non-Financial Performance Goals	A portion of our annual incentive award is dependent upon the achievement of goals of customer, provider and employee satisfaction, which are viewed to be important to achieving long-term success for the Company
Clawback Policy	Clawback policy entitles the Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct or violate non-compete, non-solicit or confidentiality provisions
The Board has enhanced governance policies over time to align with best practices, drive sustained shareholder value and serve the interests of shareholders. Our corporate governance practices align with the corporate governance principles developed by the Investor Stewardship Group (ISG), which includes some of the largest institutional investors and global asset managers and advocates for best practices in corporate governance.
Code of Conduct: Our Principles of Ethics & Integrity
Our Board adopts and oversees enforcement of the Company’s Code of Conduct (Code), which defines responsibilities, accountabilities and reporting lines related to business conduct, conflicts of interest, public disclosure practices, compliance obligations, and other areas. The Code also describes the process to report potential misconduct, whistleblower protections, non-retaliation policies and the repercussions for violation of the Code (including termination and possible legal action). The Code is available on the Company’s website.
Any waiver of the Code for the Company’s executive officers, senior financial officers or directors may be made only by the Board or a committee of the Board. We will publish any amendments to the Code and waivers of the Code for an executive officer or director on our website. Our entire global workforce, including applicable contractors and part-time employees, receives periodic training on our Code and other ethical standards.
Compliance and Ethics
We strongly and broadly encourage and train employees to raise ethics and compliance concerns, including concerns about accounting, internal controls or auditing matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by telephone or online, and individuals may choose to remain anonymous in jurisdictions where anonymous reporting is permissible. We prohibit retaliation against anyone who in good faith raises concerns or questions regarding ethics and compliance matters or reports suspected violations. We educate all employees annually and periodically advise them regarding the means by which they may report possible ethics or compliance issues and their affirmative responsibility to report possible issues.
Shareholder Engagement
Our shareholder engagement program is focused on developing and maintaining relationships with our shareholders so we can better understand their perspectives and priorities. The feedback received from these engagements helps shape our practices. Our broad outreach and engagement with shareholders includes in person meetings, calls, and written correspondence throughout the year with a more robust engagement schedule ahead of the annual meeting of the shareholders. Among other topics, key shareholder engagement topics have included Board composition, leadership and refreshment, executive compensation program, diversity, equity and inclusion, sustainability, climate change, cybersecurity, human capital and other environmental, social and governance topics. We have taken actions responsive to shareholder feedback in these areas.
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Risk Oversight
Enterprise-Wide Risk Oversight
Our Board oversees management’s enterprise-wide risk management activities and ensuring that risk matters are appropriately brought to the Board and/or its committees for review. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Both the Principles of Governance and the Board’s leadership structure facilitate our Board’s oversight of risk and communication with management regarding these activities.
Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses as reflected in the collective skills section of our director skills matrix described in Proposal 1- Election of Directors — Director Nomination Process — Criteria for Nomination to the Board above. Each of our Board’s committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. Specifically, our Board uses its committees to assist in its risk oversight function as follows:
•
The Audit and Finance Committee oversees management’s internal controls and compliance activities. The Audit and Finance Committee also oversees management’s processes to identify and quantify material risks facing the Company, including risks disclosed in the Company’s Annual Report on Form 10-K. The enterprise risk management function assists the Company in identifying and assessing the Company’s material risks. The Company’s General Auditor, who reports to the Audit and Finance Committee, assists the Company in evaluating risk management controls and methodologies. The Audit and Finance Committee receives periodic reports on the enterprise risk management function and the Company’s cybersecurity efforts and meets periodically with management to review the Company’s significant risks and the steps management has taken to monitor, control or mitigate such risks. The Audit and Finance Committee also oversees our compliance activities and receives periodic reports from our Chief Compliance Officer. In connection with its risk oversight role, the Audit and Finance Committee regularly meets privately with representatives from the Company’s independent registered public accounting firm and the Company’s Chief Financial Officer, Chief Accounting Officer, General Auditor and Chief Legal Officer. The Audit and Finance Committee also reviews and discusses with the Company’s senior management our Forms 10-K and 10-Q, including their evaluation of the Company’s disclosure controls and procedures and internal controls;

•
The Compensation and Human Resources Committee oversees risks associated with our compensation policies, practices and plans and human capital management practices;

•
The Governance Committee oversees Board processes and corporate governance-related risk, public policy, government relations and external relations activities, community and charitable activities and overall strategy on ESG policies and practices; and

•
The Health and Clinical Practice Policies Committee oversees (i) management’s initiatives to improve health care affordability, clinical care and safety, enhance the health care experience, achieve better health outcomes, advance health equity and reduce disparities, and (ii) in cooperation with management, the identification, evaluation and monitoring of the implementation of legislative, regulatory and policy issues, both domestic and international, that affect or could affect the Company’s business reputation, business activities and performance.

Our Board oversees the work of its various committees by receiving regular reports from the Committee Chairs regarding their work. In addition, discussions about the Company’s culture, strategic plan, consolidated and segment business results, capital structure, merger and acquisition-related activities and other business discussed with the Board include a discussion of the risks associated with the particular item under consideration. Our Board and Board committees also have authority to retain independent advisers. Our Board’s and committee’s respective processes for managing cybersecurity risk oversight and incentive compensation risk are set forth below.
Cybersecurity Risk Oversight
The use of health care information is highly regulated. Federal, state, and international laws and contractual commitments regulate our collection, use and disclosure of confidential information such as protected health information and
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personally identifiable information. Our success depends on maintaining a high level of trust among consumers, clients, providers, regulators and our associates. Protecting this information is critical and is reflected in our Code of Conduct, security standards, and privacy policies.
The Audit and Finance Committee has oversight of our cybersecurity program and receives regular updates from our Chief Information Security Officer. We devote significant resources to protecting and evolving the security of our computer systems, software, networks and other technology assets in response to a continually changing threat landscape. The operating maturity of our cybersecurity program is benchmarked against a continuously updated set of control requirements based upon the HITRUST framework and is subject to an annual external certification process by the HITRUST Alliance.
We provide annual security-awareness and privacy training to all of our employees, including part-time and temporary, and contractors, which covers timely and relevant topics, including social engineering, phishing, password protection, confidential data protection, asset use and mobile security. Our comprehensive privacy-incident response and prevention program educates employees on the importance of reporting all incidents immediately. Each incident is reviewed and action is taken to address issues identified, mitigate any potential impact and assess our obligations to notify consumers, clients, regulators, the media and others. Information regarding how we manage data privacy and cybersecurity is available at https://www.unitedhealthgroup.com/content/sustainability/en/responsible-business/data-privacy.html.
Incentive Compensation Risk Assessment
Our Compensation and Human Resources Committee requested management to conduct an annual risk assessment of the Company’s enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2022 for the presence of potential design elements that could motivate employees to incur excessive risk. The review included the ratio and level of incentive to fixed compensation, the amount of manager discretion, the level of compensation expense relative to the business units’ revenues, and the presence of other design features which serve to mitigate excessive risk-taking, such as the Company’s clawback policy, stock ownership and retention guidelines, multiple performance measures and similar features.
After considering the results of the risk assessment, management concluded the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation and Human Resources Committee at its February 2023 meeting. Please see “Compensation Discussion and Analysis” for a discussion of compensation design elements intended to mitigate excessive risk-taking by our executive officers.
The Compensation and Human Resources Committee also receives an annual report on the Company’s compliance with its stock compensation award program controls.
Alignment of Environment, Social and Governance (ESG) with Our
Long-Term Strategy
What Sustainability Means to Us
Sustainability is an extension of our business strategy, culture and mission as we work to help ensure the health care system works better for everyone. We believe that we will more sustainably create long-term value for our shareholders by serving the needs of society more broadly.
We are dedicated to earning the opportunity to serve more people and drive shareholder and societal value by focusing on the following key topics determined through broad stakeholder engagement and approval from our senior leaders and Board.
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Helping to Create a Modern, High-Performing Health System

•
Advancing Health Equity: By focusing on data, organizational strategy, programmatic response and community partnerships, our work to advance health equity is rooted in our mission, embedded in our enterprise strategy and connected to the growth of our business.

•
Achieving Better Health Outcomes: By taking a holistic approach to care delivery, we are working to reduce the burden of chronic disease, provide comprehensive, evidence-based behavioral health care and address social determinants of health with community partnerships.

•
Expanding Access to Care: Reflecting our belief that everyone should have access to high-quality, affordable care, our integrated care models and virtual and homebased capabilities are helping more people get the care they need where and when they need it.

•
Improving Health Care Affordability: We are focused on reducing the total cost of care across the health system by advancing value-based care models, optimizing site of service and working to lower prescription drug costs.

•
Enhancing the Health Care Experience: We’re working to create a seamless, simple experience for consumers and providers with personalized navigational support and streamlined health care payments, and by partnering with health systems to provide better care for the communities they serve.

•
Building Healthier Communities: We are combining our knowledge, experience and passion to support the communities where we live and work, partnering with community-based organizations to transform our health system locally and removing barriers to good health.

Environmental Health

•
Committing to the Science Based Targets initiative (SBTi) Net-Zero Standard.

•
Leading a coordinated health care sector effort to reduce the carbon footprint of the U.S. health system.

•
Reducing our paper usage and advocating for the reduction of paper across the health system to the greatest extent possible over the coming years.

•
Diverting waste from landfills.

•
Ensuring efficient use of water.

Our People and Culture

•
Advancing a diverse, equitable and inclusive environment where all team members feel welcomed, valued and heard in order to reach their full potential.

•
Improving employee health and well-being by making it easier for all team members to pursue better health.

•
Developing and growing our talent with our employee-centered culture, transparency and mobility, and a comprehensive approach to talent stewardship aligned to our business strategy.

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Responsible Business Practices

•
Maintaining strong and effective corporate governance to drive sustained shareholder value and respond to the interests of our shareholders.

•
Adhering to our values through compliance and ethics principles that guide our behavior and help us remain a trusted partner.

•
Maintaining data privacy and cybersecurity, recognizing our obligation to build and maintain the trust and confidence of our stakeholders and customers and ensuring we can protect the information of all those we serve.

•
Partnering with suppliers to maximize value in our supply chain to ensure we buy the right goods and services from the right suppliers for the right price, in a timely manner.

•
Committing to supplier diversity by developing a supplier base that reflects the communities and customers we are privileged to serve.

•
Utilizing machine learning and artificial intelligence to ensure technology is developed, deployed and monitored ethically and responsibly and is aligned with our mission.

Our 2021 Sustainability Report, available at https://sustainability.uhg.com/content/dam/sustainability-report/2021/pdf/2021-sustainability-report.pdf, summarizes the steps the Company is taking to build a health system that works better for everyone through the organization’s environmental, social and governance efforts. We also attached our EEO-1 report as an exhibit to the Sustainability Report. We have mapped our disclosures to the Sustainability Accounting Standards Board (SASB) standards.
Sustainability Governance
We have a longstanding commitment to sustainability supported by our Board and senior leaders. The following shows the hierarchy and outlines roles and responsibilities of our sustainability governance model.
Board of Directors
Provides oversight and strategic direction for our sustainability commitment. The Board reviews and approves key ESG priorities, policies, performance, and annual reports.

Governance Committee	Audit and Finance Committee	Health and Clinical Practice Policies Committee	Compensation and Human Resources Committee
Provides oversight of ESG policies and practices, environmental and climate change initiatives and corporate citizenship activities.	Oversees management’s processes to identify ESG investment criteria and to ensure the accuracy of key ESG-related disclosures.	Oversees management’s efforts and initiatives to expand access to health care, improve health care affordability and advance health equity.	Reviews management’s strategies, programs and outcomes related to human capital management and diversity, equity and inclusion.
Executive Team

Functions as a decision-making body for ESG priorities, policies and practices and monitors performance against goals. Includes Chief Executive Officer, Chief Sustainability Officer and other key executives.

ESG Steering Committee	ESG Working Groups, Business Partners and Functions
Serves in an advisory role in matters pertaining to ESG strategy and overall enterprise ESG objectives.	Assists Chief Sustainability Officer in overseeing day-to-day sustainability agenda through close partnerships with leaders across the Company.
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Executive Compensation

Executive Summary
Overview
Our compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe fosters Company growth and performance, optimizes the use of enterprise-wide capabilities, drives efficiencies and integrates products and services for the benefit of our customers and other stakeholders.
In determining 2022 executive compensation, the Compensation and Human Resources Committee considered the Company’s strong growth, operating performance and financial results, all of which were achieved in an uncertain environment, as well as individual executive performance. Some of our key business results for 2022 were:
Financial
•
Total shareholder return in 2022 was 7%, and 86% from 2020-2022, reflecting continued strong fundamental performance;

•
Revenues increased 13% to $324.2 billion in 2022 from $287.6 billion in 2021;

•
Net earnings increased 16% year-over-year to $20.1 billion; operating earnings increased 19% year-over-year to $28.4 billion; and cash flows from operations increased 17% year-over-year to $26.2 billion in 2022;

•
Fully diluted earnings per share increased 17% to $21.18 per share from $18.08 in 2021. Adjusted earnings per share2 increased 17% to $22.19 per share from $19.02 per share in 2021;

•
Return on equity at 27.2% in 2022 compared to 25.2% in 2021, reflecting the Company’s strong operating performance and efficient capital structure; and

•
The annual cash dividend rate increased to $6.60 per share, representing a 14% increase over the annual cash dividend rate of $5.80 per share since the second quarter of 2021.

Awards and Recognition
•
We were the top ranked company in the insurance and managed care sector on Fortune’s 2023 “World’s Most Admired Companies” list. This is the 13th consecutive year we have ranked No. 1 overall in its sector. The Company ranked No. 1 on all nine key attributes of reputation;

•
We have been named to both the Dow Jones Sustainability World and North America Indices every year since 1999;

•
We received a score of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index 2022, earning the distinction of one of the “Best Places to Work for LGBTQ Equality”;

•
In 2022, The Civic 50, a Points of Light initiative that highlights companies that improve the quality of life in the communities where they do business, ranked the Company one of America’s 50 most community-minded companies. We have received this honor every year since the initiative began in 2012;

•
We were named to Forbes’ list of 2022 World’s Best Employers;

2
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

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•
We were named one of Fortune’s Most Innovative Companies for 2023;

•
In 2022, the United Health Foundation was recognized as a Healthy People 2030 Champion by the U.S. Department of Health and Human Services’ Office of Disease Prevention and Health Promotion;

•
The Business Group on Health honored the Company as one of its 44 “Best Employers: Excellence in Health & Well-Being” for 2022. The criteria for the award is leadership and culture; holistic well-being approaches, health equity and the employee experience;

•
The Disability Equality Index® named the Company one of the best places to work for disability inclusion in 2022;

•
We are ranked “Top 10” in the nation on the 2023 Military Friendly® Employers list; and

•
We are recognized as a “Trendsetter” in the 2022 Center for Political Accountability-Zicklin Index of Political Accountability.

The Compensation and Human Resources Committee believes total compensation for the executive officers listed in the 2022 Summary Compensation Table (the named executive officers or NEOs) should be heavily weighted toward long-term performance-based compensation and long-term incentive compensation. In 2022, the long-term compensation represented approximately (i) 79% of the total target compensation granted to our CEO and (ii) 75% of the total target compensation granted to our other NEOs in aggregate, as reflected in the charts below. The elements of compensation for our CEO and other NEOs have been unchanged since 2020.
*
Performance shares represented 50% of the long-term incentives granted in 2022 to our named executive officers. The values shown suggest a slightly lower percentage because of rounding to the nearest whole percentage point.

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Strong Oversight and Pay Practices
We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following policies and practices in effect during 2022:
What We Do
•
Compensation and Human Resources Committee consisting entirely of independent Board members.

•
Performance-based compensation arrangements, including performance-based stock compensation awards that use a balanced set of performance measures (including human capital measures), with different metrics used for annual and long-term incentive plans.

•
Double-trigger accelerated vesting of stock compensation awards, requiring both a change in control and a qualifying employment termination, which is our only change in control consideration.

•
Have a policy setting forth that we will not provide cash severance exceeding 2.99x the sum of base salary and bonus to executive officers.

•
All long-term incentive awards are denominated and settled in stock compensation.

•
A compensation clawback policy that entitles our Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct and a senior executive’s violation of non-compete, non-solicit or confidentiality provisions.

•
A stock retention policy that generally requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award.

•
Each of our executive officers and directors was in compliance with our stock ownership guidelines as of April 10, 2023.

•
Annual advisory shareholder vote to approve the Company’s executive compensation.

•
The direct retention by the Compensation and Human Resources Committee of its independent compensation consultant, Pay Governance, who performs no other consulting or other services for the Company.

What We Don’t Do
•
No excise tax gross-ups. Limited executive-only perquisites.

•
No repricing of stock options and stock appreciation rights or cash buyouts without shareholder approval.

•
No discounted stock options or stock appreciation right awards.

•
No reload of stock options.

•
No hedging and pledging transactions by directors and executive officers.

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Performance Graph
The following performance graph compares the cumulative five-year total return to shareholders on our common stock relative to the cumulative total returns of the S&P Health Care Index, the Dow Jones US Industrial Average Index and the S&P 500 index for the five-year period ended December 31, 2022. The comparisons assume the investment of $100 on December 31, 2017 in our common stock and in each index, and dividends were reinvested when paid.
	12/2017 ($)	12/2018 ($)	12/2019 ($)	12/2020 ($)	12/2021 ($)	12/2022 ($)
UnitedHealth Group	100.00	114.52	137.41	166.55	241.85	258.65
S&P Health Care Index	100.00	106.47	128.64	145.93	184.07	180.47
Dow Jones US Industrial Average	100.00	96.52	120.98	132.75	160.55	149.53
S&P 500 Index	100.00	95.62	125.72	148.85	191.58	156.89
The stock price performance included in this graphic is not necessarily indicative of future stock price performance.
Our market capitalization has grown 5%, 78% and 132% over the one year, three year and five year periods, respectively, for the period ended December 31, 2022.
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Compensation Discussion and Analysis
The following table sets forth the Company’s compensation program and philosophy, core principles that reinforce our philosophy and process for determining compensation.

Program Philosophy
and Objectives
•
Align the economic interests of our executive officers with those of our shareholders.

•
Reward performance that advances our mission of helping people live healthier lives and helping make the health system work better for everyone.

•
Reward performance that emphasizes teamwork and close collaboration among executive officers while also recognizing individual performance.

•
Reward performance that supports the Company’s values.

•
Foster an entrepreneurial spirit with innovative thinking and action that leverages the ingenuity of our employees.

•
Attract and retain highly qualified executives.

Compensation Program Principles
•
Pay-for-performance. A large majority of our executive officers’ total compensation is at risk and only earned based on achievement of enterprise-wide goals.

•
Enhance the long-term value of the business. Our executive pay system is weighted toward long-term compensation to promote long-term shareholder value creation and avoid excessive risk-taking.

•
Reward long-term growth and focus management on sustained success and shareholder value creation. Compensation of our executive officers is heavily weighted toward stock compensation, and we require significant stock ownership and share retention by our management team. This encourages sustained performance and positive shareholder returns.

•
Provide standard benefits. We provide standard employee benefits and have limited executive-only benefits or perquisites.

Determination of Compensation
•
The Compensation and Human Resources Committee oversees the Company’s risks, policies, and philosophy related to total compensation for executive officers.

•
The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from the Chair of the Board, our CEO (for all executive officers except himself), internal pay stock compensation considerations, the tenure, role, and performance of each named executive officer, input from its independent consultant and market data.

Respective Roles of Management and the Compensation and Human Resources Committee
The Compensation and Human Resources Committee oversees the Company’s risks, policies and philosophy related to total compensation for executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from the Chair of the Board, our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role and performance of each named executive officer, input from its independent consultant and market data.
The Compensation and Human Resources Committee’s Use of an Independent Compensation Consultant
The Compensation and Human Resources Committee retains an independent compensation consultant, Jon Weinstein of Pay Governance, to advise the Compensation and Human Resources Committee on executive and director
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compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management. The Compensation and Human Resources Committee has assessed the independence of Jon Weinstein and of Pay Governance, specifically considering, in accordance with SEC rules, whether Jon Weinstein and Pay Governance had any relationships with the Company, our officers or our Board members that would impair their independence. Based on this evaluation, the Compensation and Human Resources Committee concluded Jon Weinstein and Pay Governance are independent and their work for the Compensation and Human Resources Committee does not raise any conflict of interest.
Peer Group
This section summarizes the processes followed by the Compensation and Human Resources Committee to select competitive compensation benchmark data and how the Compensation and Human Resources Committee uses these data.
At the request of the Compensation and Human Resources Committee, Pay Governance conducts an annual review of the Company’s compensation peer group. This review ensures the peer group companies remain appropriate from a business and talent perspective. This occurs at the second quarter Compensation and Human Resources Committee meeting, because recent financial and compensation data are available at this time.
The Compensation and Human Resources Committee uses the following screening methodology, which formulates a peer group focused on the characteristics and industries most relevant to the Company:
•
The 50 largest U.S. companies by revenue.

•
Apply an industry screen that selects companies in sectors most relevant to the Company within this large company group:

– Managed Healthcare	– Pharma/Life Sciences	– Technology
– Healthcare	– Financial Services

•
Include the Company’s 5 largest managed care competitors, even if they do not all meet the screening criteria.

This screening process resulted in the 19 companies set forth below.
Alphabet Inc. (GOOGL)	Cigna Corporation (CI)	Johnson & Johnson (JNJ)
Amazon.com, Inc. (AMZN)	Citigroup Inc. (C)	JPMorgan Chase & Co. (JPM)
AmerisourceBergen Corporation (ABC)	CVS Health Corporation (CVS)	McKesson Corporation (MCK)
Apple Inc. (APPL)	Elevance Health Inc. (ELV)	Microsoft Corporation (MSFT)
Bank of America Corporation (BAC)	Humana Inc. (HUM)	Walgreens Boots Alliance, Inc. (WBA)
Cardinal Health, Inc. (CAH)	International Business Machines (IBM)	Wells Fargo & Company (WFC)
Centene Corporation (CNC)
Once the process is concluded and peer group companies are selected, the Compensation and Human Resources Committee generally uses the market data as follows:
•
At the fourth quarter Compensation and Human Resources Committee meeting, Pay Governance presents an annual review of the market competitiveness of the Company’s executive compensation levels for the Company’s executive officers. The review compares the compensation opportunities provided to the Company’s executive officers to peer group companies on a position-by-position basis and on an aggregate basis.

•
At the first quarter Compensation and Human Resources Committee meeting, the Compensation and Human Resources Committee determines pay opportunities for each officer using the market competitiveness assessment from the previous fourth quarter as a reference point.

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•
In addition, the Compensation and Human Resources Committee takes into consideration the individual officer’s tenure in such position, Company performance against previously established performance goals, each officer’s individual performance, internal stock compensation, the CEO’s recommendations and other relevant business performance that may not be adequately captured by the Company and individual officer goals.

Competitive Positioning
The Compensation and Human Resources Committee believes total compensation for the named executive officers should be heavily weighted toward long-term performance-based compensation, but it does not target a specific mix of annual and long-term compensation or cash and stock compensation. The Company is also distinctive in terms of the diversity and complexity of its businesses, which include health care benefits spanning both private and public payors, health care delivery, pharmacy services and health technology. The limited pool of executives with the ability to address the wide range of regulatory and policy issues presented by the different businesses is another factor the Compensation and Human Resources Committee considers when making compensation decisions.
In general, the Compensation and Human Resources Committee’s goal is to achieve target total compensation for the named executive officers as a group that falls within a range of the 50th to 75th percentiles of the market data for our peer group, which was the case for 2022. The Compensation and Human Resources Committee believes this range is an appropriate reflection of the Company’s relative size in comparison to our peer group. Specifically, the Company is positioned above the 75th percentile of our peer group on key measures such as revenue, market capitalization, and employees, as shown below. Relative to the median of the peers, we are 2.1 times the median on revenues, 4 times the median on market capitalization, and 2.4 times the median in terms of employees. Thus, we are significantly larger than most of our peers as reflected below (data as of December 31, 2022):

Annual Revenue*
IBM
C
WFC
HUM
JNJ
BAC
JPM
CNC
WBA
ELV
CI
CAH
MSFT
ABC
GOOGL
MCK
CVS
UnitedHealth Group
APPL
AMZN
Minimum $61B
50th Percentile $157B
75th Percentile $258B
89th Percentile $324B
Maximum $514B
Market Capitalization*
MCK
WBA
ABC
CAH
CNC
C
HUM
CI
CVS
ELV
IBM
WFC
BAC
JPM
UnitedHealth Group
JNJ
AMZN
MSFT
GOOGL
APPL
Minimum $20B
50th Percentile $123B
75th Percentile $445B
78th Percentile $495B
Maximum $2,067B
Employees*
CI
HUM
CNC
C
ABC
MCK
CAH
ELV
JNJ
APPL
GOOGL
BAC
MSFT
WFC
CVS
WBA
IBM
JPM
UnitedHealth Group
AMZN
Minimum 41,500
50th Percentile 164,000
75th Percentile 249,875
95th Percentile 400,00
Maximum 1,541,000

*
Chart includes NYSE and Nasdaq ticker symbols of our peer group. Please refer to Peer Group chart for corresponding company name.

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Use of Tally Sheets and Wealth Accumulation Analysis
When approving compensation decisions, the Compensation and Human Resources Committee reviews tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer’s total compensation. The tally sheets include a summary of all stock compensation awards previously granted to each executive officer, the gain realized from past vesting or exercise of stock compensation awards, the value of unvested stock compensation awards, and the projected value of accumulated stock compensation awards based upon then current stock price scenarios. The tally sheets help the Compensation and Human Resources Committee members analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could potentially accumulate in the future.
Elements of our Compensation Program
The compensation program for our named executive officers consists of the following elements:
Compensation Element	Purpose
Base salary Annual compensation, not variable	To provide a base level of cash compensation for executive officers tied to role, scope of responsibilities and experience.
Annual cash incentive awards Annual performance compensation, variable	To encourage and reward executive officers for achieving annual corporate financial, human capital and customer-oriented goals and individual performance results.
Stock compensation awards Long-term performance compensation, variable
To motivate and retain executive officers and align their long-term interests with shareholders through the use of:
•
Performance shares to link executive pay to sustained financial performance and growth and potentially assist executives in building ownership in the Company

•
RSUs to retain executive officers and build stock ownership positions

•
Non-qualified stock options to encourage sustained stock price appreciation

Employee benefits Annual indirect compensation, not variable	To promote the health, well-being, and physical and financial security of employees, including executive officers; constitutes the smallest part of total remuneration.
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Annual Compensation
Base Salary
The Compensation and Human Resources Committee generally determines base salary levels for our named executive officers early in the fiscal year. The Compensation and Human Resources Committee did not increase the salary of any named executive officer in 2022. Rupert Bondy’s base salary was set at $875,000 upon his employment as the Company’s Chief Legal Officer on February 28, 2022. The 2022 base salaries of the named executive officers are shown below.
Name	2021 Base Salary	2022 Base Salary	% Change
Andrew Witty	1,500,000	1,500,000	0%
John Rex	1,200,000	1,200,000	0%
Dirk McMahon	1,200,000	1,200,000	0%
Brian Thompson	1,000,000	1,000,000	0%
Rupert Bondy	—	875,000	N/A
Annual Cash Incentive Awards
2022 Annual Incentive Plan Performance Goals
Annual cash incentive awards based on three financial metrics (revenue, operating income and cash flow from operations) may be paid if our Company meets or exceeds annual performance goals established for the year as determined by the Compensation and Human Resources Committee. In establishing the performance measures for the 2022 annual cash incentive awards, the Compensation and Human Resources Committee sought to align broadly the compensation of our executive officers with key elements of the Company’s 2022 business plan. Development of the Company’s 2022 business plan was a robust process that involved input from all of the Company’s business units and was reviewed with our Board on multiple occasions. These performance goals are based on enterprise-wide metrics because the Compensation and Human Resources Committee believes the named executive officers share responsibility to support the goals and performance of the Company as key members of our leadership team.
We assess our progress toward enhancing customer experiences using the Net Promoter System (NPS), which holistically measures the experiences we deliver to our customers, including how likely a person is to recommend our Company to others. Similarly, listening to our team members is one of the key ways we help build and reinforce a culture of inclusion and encourage employee engagement. We recognize that improved employee sentiment leads to greater retention, and a more satisfied employee base, and improved productivity. For well over a decade, we have measured employee sentiment annually. We use our human capital management metric — the Employee Experience Index (EXI) — to measure an employee’s sense of commitment and belonging to the Company, establishing a direct link between our executive compensation program and our commitment to human capital management. We believe both metrics — NPS as well as EXI — demonstrate meaningful measures of executive performance.
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The following table sets forth the performance measures and goals established for 2022, as well as 2022 performance results:
2022 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	2022 Performance
Revenue*	30%	$305.9 billion	$322.0 billion	$338.1 billion	$325.3 billion
Operating Income*	30%	$23.5 billion	$27.6 billion	$31.7 billion	$26.6 billion
Cash Flows from Operations*	15%	$20.1 billion	$23.7 billion	$27.3 billion	$25.3 billion
Stewardship: • Net Promoter System (NPS) • Employee Experience Index (EXI)	25%	0.5 points below 2021 results for NPS; 4.5 points below 2021 results for EXI	1.9 points above 2021 results for NPS; 0.5 points above 2021 results for EXI	4.3 points above 2021 results for NPS; 5.6 points above 2021 results for EXI	1.3 points below threshold for NPS; 2.4 points above target for EXI

*
The Company’s annual incentive plan allows for adjustments to the Company’s reported results for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported results are intended to better reflect executives’ line of sight, align award payments with growth of the Company’s business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company’s preference for long-term and sustainable growth. The Compensation and Human Resources Committee adjusted 2022 revenue, operating income and cash flows from operations to exclude impacts from non-recurring and other items over which management had no control and which were not contemplated in the 2022 plan. These adjustments had the net effect of negatively affecting the amount of executive compensation paid.

Context for the 2022 Annual Cash Incentive Plan Performance Goals
The 2022 financial performance measures at target level represented, respectively, year-over-year growth in revenues of $34.4 billion, or 12%; year-over-year growth in operating income of $3.6 billion, or 15%; and year-over-year growth in operating cash flows of $1.4 billion or 6%, and all of these measures were impacted by the COVID-19 pandemic.
The 2022 non-financial performance measures were based on survey results and, at target levels, represented levels at or above 2021 performance. These measures were viewed to be important to longer-term financial success, customer satisfaction and employee welfare in ways that might not be immediately reflected in annual financial results. The Compensation and Human Resources Committee believes that the breadth of financial and non-financial performance measures for the 2022 annual cash incentive award would motivate executive officers to achieve results that contribute to value creation for our shareholders on a long-term basis, reward performance advancing the Company’s mission and values, and avoid excessive risks.
At the beginning of 2022, the Compensation and Human Resources Committee believed achievement of the annual incentive goals required substantial performance on a broad range of initiatives contained in the 2022 business plan. These initiatives included the following:
•
Execute on Optum’s growth initiatives, with major focus areas including further expansion of patients served in value-based care arrangements and the continued build-out of care delivery capabilities, technology-enabled services, and advancing the scope of pharmacy care services offerings;

•
Growth in the number of people served by UnitedHealthcare;

•
Continue to enhance the quality and operations of our government benefit businesses;

•
Continue to innovate in commercial benefit products, services, and distribution;

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•
Deliver ever more effective and comprehensive clinical management, and continue expanding value-based elements in our network;

•
Further enhance customer service and increase the Company’s NPS across all business platforms; and

•
Further improve our consolidated operating cost ratio after considering the impact of changes in business mix.

With respect to these initiatives, Optum achieved double digit percentage revenue and operating earnings growth, and added new patients in accountable, value-based arrangements. The Company exceeded its targets for people served by UnitedHealthcare. UnitedHealthcare demonstrated continued excellence in its Medicare plans by maintaining its long-term goal of members in 4-Star rated plans above 80%. The Company achieved or made substantial progress on all other initiatives listed above.
Revenues for 2022 grew 13% from the prior year, while operating income grew 19% and cash flows from operations increased 17%. 2022 revenues, operating income and cash flows from operations were each impacted by the COVID-19 pandemic.
Non-financial performance measures were above target for EXI, and below threshold for NPS. Diluted earnings per share and adjusted earnings per share3 both increased 17% in 2022.
While the Company uses defined performance measures and weightings to determine an overall funding level for the Company’s bonus pool, individual annual cash incentive awards are not purely formulaic. In determining the amount of the actual annual incentive award to be paid to each officer, the Compensation and Human Resources Committee considers the CEO’s recommendations for executive officers, the business performance underlying each of the performance measures, macroeconomic factors impacting business performance, individual executive performance, market positioning, and related matters. The Compensation and Human Resources Committee retains discretion to pay an annual incentive award higher or lower than the performance level achieved based on these considerations if threshold performance is achieved on any performance measure. However, the overall pool cannot be exceeded.
Determination of 2022 Annual Cash Incentive Award Opportunities
At the beginning of each year, the Compensation and Human Resources Committee approves an annual cash incentive target opportunity for each executive officer as a percentage of the executive officer’s base salary.
The target opportunities established for the named executive officers are intended to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer and to reflect relative contributions to the success of the overall enterprise. At the end of the fiscal year, the Compensation and Human Resources Committee reviews the Company’s performance against the goals set at the beginning of the year and determines annual cash incentive awards. The Compensation and Human Resources Committee has the discretion to increase or decrease the awards made in view of actual performance, individual contributions and overall business and market conditions.
The Compensation and Human Resources Committee evaluated the Company’s 2022 performance against the performance goals set forth above, overall business results, economic conditions and individual performance objectives. The Committee noted the strong 2022 business results discussed above while also specifically noting that performance was below threshold for NPS. Accordingly, the Committee determined that the 2022 annual cash incentive for officers should be awarded at 92% of target.

3
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

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The target percentages for annual cash incentive awards to our named executive officers and the actual 2022 annual cash incentive awards paid are set forth in the table below.
2022 Annual Cash Incentive Awards
Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Andrew Witty	200%	$3,000,000	$2,760,000	92%
John Rex	200%	$2,400,000	$2,200,000	92%
Dirk McMahon	200%	$2,400,000	$2,200,000	92%
Brian Thompson	200%	$2,000,000	$1,840,000	92%
Rupert Bondy	135%	$1,181,250	$1,090,000	92%
The Compensation and Human Resources Committee did not make specific assessments of, quantify or otherwise assign relative weightings to the factors listed above as it reached its decisions with respect to any of the named executive officers. See the “2022 Summary Compensation Table” and other related compensation tables below for details regarding 2022 total compensation for the named executive officers.
Long-Term Incentive Compensation
Long-term incentive compensation, consisting solely of stock compensation awards in 2022, represents the largest portion of executive officer compensation. The combination of long-term incentives we employ provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team and accelerates the advancement of business unit capabilities across the enterprise.
The Compensation and Human Resources Committee determined that long-term stock-based compensation for 2022 should include grants of performance shares, RSUs, and non-qualified stock options to achieve balance and effectiveness in our stock-based compensation and to align the interests of our executive officers and our shareholders. The mix of stock-based compensation granted in 2022 was as follows, based on the grant date fair value of the total award: 50% performance shares, 25% RSUs, and 25% non-qualified stock options.
Performance share grants were selected to ensure a strong pay-for-performance alignment of the Company’s compensation program with drivers of shareholder value, specifically weighted equally between cumulative earnings per share and average return on equity for the three-year performance period. Participants can earn between 0% and 200% of the target performance share award based upon actual results. The performance share payouts are determined formulaically, subject to the authority of the Compensation and Human Resources Committee to make appropriate adjustments to account for events not contemplated when the performance targets were set. RSU grants were selected because they are full value shares with time vesting (typically, ratably over four years) and, as such, provide added retention value. Non-qualified stock options were selected because they have value only if the Company’s stock price increases and, as such, provide incentives for sustained long-term stock price appreciation. Non-qualified stock options typically vest ratably over four years. Our stock compensation award types, vesting terms, and termination provisions are summarized in the chart below.
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Award Type and Vesting Terms	Termination Provisions
Performance Share Award (3-year performance period with cliff vesting)
Unvested performance share awards will vest if, within two years of a change in control, an executive officer terminates employment for Good Reason or is terminated without Cause (i.e., “double trigger” vesting), as these terms are defined in the award agreement. The number of performance awards that vest will be dependent upon the performance vesting criteria that have been satisfied.
If the executive officer is retirement-eligible, upon retirement, the number of performance shares earned at the end of the performance period based on actual performance, if any, will vest as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer served for at least one year of the performance period.
Upon termination of employment for Good Reason or without Cause (as these terms are defined in the executive officer’s employment agreement), the executive officer will receive at the end of the applicable performance period, a pro rata number of performance shares that are earned, if any, based on the number of full months employed plus the number of months for any severance period.
Upon death or disability, the executive officer will receive at the end of the applicable performance period, the number of performance shares that are earned, if any.

RSU Award (4-year ratable vesting*) And Stock Option Award (4-year ratable vesting)
Unvested awards will vest in full if, within two years of a change in control, an executive officer terminates employment for Good Reason or is terminated without Cause (i.e., double trigger vesting), as these terms are defined in the award agreement.
If the executive officer is retirement-eligible, upon retirement, unvested awards will continue to vest on the regular scheduled vesting schedule subject to continued compliance with the terms and conditions of the award agreement including restrictive covenants.
Unless the executive officer is retirement-eligible, awards are subject to forfeiture upon termination of employment unless the termination of employment is for Good Reason or without Cause (as these terms are defined in the executive officer’s employment agreement) in which case unvested awards continue to vest during any severance period .
Unvested awards will vest in full upon death or disability.

*
Except as provided in footnote 4 to the Outstanding Stock Compensation Awards at 2022 Fiscal Year-End table.

Long-Term Awards
2020-2022 Long-Term Goals and Context
The long-term performance share program creates financial incentives for achieving or exceeding three-year financial goals for the enterprise. The table below shows the goals for the 2020-2022 plan, as well as the Company’s actual performance against plan:
2020-2022 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	2020-2022 Performance
Cumulative Adjusted Earnings Per Share	50%	$53.49	$56.60	$60.94	$56.58
Return on Equity	50%	22.8%	24.8%	26.8%	25.5%
The performance measures and goals for the 2020-2022 performance period were established during the first quarter of 2020 based on the Company’s long-term business plan.
Key assumptions and elements of the 2020-2022 long-term business plan were:
•
Continued expansion of the Optum Health care delivery platform and capabilities;

•
Medicaid, Medicare Advantage, Medicare Supplement and Global growth in people served in all years;

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•
Commercial risk-based and fee-based health benefits growth in people served over the three-year period, leveraging enhanced products, services, and distribution including a continued focus on diversification into ancillary businesses;

•
An expectation that medical cost trends would be consistent with historical levels;

•
Modest US economic growth with a gradual increase in interest rates, and a more rapidly growing economy in Brazil, with a stable Brazilian Real—U.S. Dollar exchange rate;

•
Delivery of more effective and comprehensive clinical management;

•
Continued growth and enhancement of the quality and operations of our government businesses;

•
Continued growth in technology-enabled services and pharmacy services, driving distinctive revenue, margin, and earnings performance;

•
Ongoing improvements to our consolidated operating cost ratio on a comparable business mix basis; and

•
Effective cross-enterprise collaboration among various business units for the benefit of customers and our overall reputation and performance.

To achieve maximum performance for the performance share plan, the Company would have had to achieve cumulative three-year adjusted earnings per share (AEPS) performance of $60.94 and an average return on equity (ROE) of 26.8%. These maximum performance levels corresponded to a compound annual growth rate in AEPS of 16% over the three-year period. For long-term compensation purposes (see adjustments described below), the Company generated cumulative AEPS, which was just below target performance levels, and accompanying ROE, which was between target and maximum performance levels. This represented a compound annual AEPS growth rate of 14% over the three-year performance period, consistent with the Company’s projected long-term growth rate of 13% to 16%.
Factors that positively or negatively influenced our results subsequent to the approval of the long-term business plan in early 2020 included:
•
Onset of the COVID-19 pandemic beginning in early 2020;

•
Capital deployment activities over the three-year period;

•
Difficult Brazilian economic and regulatory environment including a significant devaluation of the Brazilian Real against the U.S. Dollar; and

•
Growth in investment and other income from the Company’s continued collaborative growth and innovation efforts with early-stage companies.

Similar to the annual incentive plan, the Company’s long-term incentive plan allows for adjustments to the Company’s reported results in determining long-term incentive plan awards, namely adjustments that account for the impact of changes in accounting principles, extraordinary items, and unusual or non-recurring gains or losses. Two adjustments were made in measuring 2020-2022 performance, which resulted in lowering the payouts to the named executive officers:
•
Excluded impacts from unusual events not contemplated when the performance targets were set; and

•
Excluded impacts from capital allocation actions not contemplated when the performance targets were set, primarily from merger and acquisition activity and share repurchase activity.

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Since these factors were not contemplated in the performance targets and would have resulted in a net benefit to management, they were excluded from final results, reducing the calculated payout ratio and related compensation.
Long-Term Performance
Name	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
Andrew Witty	29	17,704	35,408	20,714	117%
John Rex	24	14,891	29,782	17,423	117%
Dirk McMahon	24	14,891	29,782	17,423	117%
Brian Thompson	14	8,273	16,546	9,680	117%
Rupert Bondy	5	2,551	5,102	2,985	117%
Stock Compensation Award Practices
The Compensation and Human Resources Committee’s stock compensation award policy requires all grants of stock compensation to be made at set times. We do not have a specific program, plan or practice to time stock compensation awards to named executive officers in coordination with our release of material information.
The Company does not pay dividend equivalents on performance shares granted to employees. Unvested shares of RSUs receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. The determination to pay dividend equivalents on RSUs was made after considering market practices.
The aggregate number of shares subject to stock compensation awards made in 2022 for all employees was less than 1% of the Company’s shares outstanding at the end of 2022.
Stock Compensation Awards  —  2022
In 2022, the Compensation and Human Resources Committee granted the following target number of performance shares, RSUs and stock options to our named executive officers:
Name	Target Number of Performance Shares (#)	Annual RSU Award (#)	Annual Stock Option Award (#)
Andrew Witty	17,391	8,696	35,774
John Rex	13,070	6,535	26,885
Dirk McMahon	13,070	6,535	26,885
Brian Thompson	7,378	3,689	15,177
Rupert Bondy	9,693	2,296	8,768
The grant date fair values and terms of these stock compensation awards are discussed in the 2022 Grants of Plan-Based Awards table. Please see the “Long-Term Incentive Compensation” section above for additional details regarding the rationale underlying the Compensation and Human Resources Committee’s determination to award performance shares, RSUs and stock options.
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Other Compensation
Benefits
In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary, and all of our named executive officers receive supplemental group term life insurance coverage of $2 million. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the “2022 Non-Qualified Deferred Compensation” table for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest. In 2020, we discontinued providing company matching credits under this plan.
Perquisites
We generally do not provide excise tax gross-ups or perquisites to our executive officers. We have agreed to provide Andrew Witty with tax equalization payments to ensure that, as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom, including assistance in tax return preparation due to the complexity of multi-jurisdictional filing requirements. Pursuant to the Company’s international transfer policy, tax service assistance support is also available to Rupert Bondy due to the complexity of multi-jurisdictional filing requirements.
In accordance with the Company’s corporate aircraft policy, Andrew Witty is required for personal security reasons to use corporate aircraft for all business travel and is encouraged to use corporate aircraft for all personal travel, including family travel, when corporate aircraft is not otherwise being used for other business travel. Because Andrew reimbursed the Company for incremental costs of his personal use of corporate aircraft in 2022, we have not reported any such costs in the 2022 Summary Compensation Table. Otherwise, we generally prohibit personal use of corporate aircraft by any executive officer unless the Company is reimbursed for the full incremental cost to the Company of such use. Because there is no incremental cost to the Company, we permit on occasion an executive officer’s family member to accompany the executive officer on a business flight on Company aircraft provided a seat is available.
Employment Agreements and Post-Employment Payments and Benefits
The Company has entered into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in “Executive Employment Agreements” and “2022 Summary Compensation Table”.
Other Compensation Practices
Executive Stock Ownership Guidelines and Stock Retention Policy
The Compensation and Human Resources Committee believes that executive stock ownership aligns management’s interests with those of shareholders and fosters a long-term outlook, while also mitigating compensation risk. Under our stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company’s common stock within five years of the executive officer’s election or appointment as an executive officer:
•
for the CEO, eight times base salary;

•
for executive officers who are direct reports of the CEO, or the Chief Executive Officer of Optum or UnitedHealthcare, three times base salary; and

•
for any other executive officers who are not direct reports of the CEO, two times base salary.

Stock options do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status, and performance shares do not count towards satisfying the ownership requirements until they are vested. Time-based RSUs and restricted stock awards are counted toward the satisfaction of the ownership requirements.
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The Compensation and Human Resources Committee periodically reviews compliance with the ownership requirements. As of April 10, 2023, all of our named executive officers were in compliance with the ownership requirements.
The Board has established a stock retention policy for executive officers subject to Section 16 of the Exchange Act, which includes our named executive officers. Under this policy, Section 16 officers are generally required to retain for at least one year one-third of the net shares acquired upon the vesting or exercise of any stock compensation awards.
Transactions in Company Securities; Prohibition on Hedging, Short Sales and Pledging
In general, SEC rules prohibit uncovered short sales of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales and hedging transactions of our common stock by all employees and directors. Hedging transactions include, for example, purchase or sale of options (puts or calls, whether covered or uncovered), equity swaps or other derivatives directly linked to the Company’s securities. Additionally, our insider trading policy prohibits pledging transactions by directors and executive officers and discourages our employees from pledging transactions.
Consideration of Risk in Named Executive Officer Compensation
Our compensation programs are balanced, focused on long-term pay-for-performance, allow for discretion and are overseen by an independent Compensation and Human Resources Committee. The Compensation and Human Resources Committee believes the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:
•
Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

•
Our stock compensation awards are delivered through a balanced mix of performance shares, RSUs and stock options to encourage sustained performance over time;

•
A large majority of management compensation is delivered in long-term incentives that vest over multiple years;

•
No duplicative metrics between annual and long-term incentive programs;

•
Payouts are capped under the annual incentive and performance share programs;

•
We have stock ownership guidelines for our executive officers;

•
We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award granted; and

•
We have a clawback policy that entitles the Board to seek reimbursement from any executive directly involved in misconduct causing a restatement of financials, detrimental conduct or violation of certain employment agreement provisions, including any non-compete, non-solicit or confidentiality provisions. Actions that trigger the clawback policy may require an executive to reimburse all or a portion of certain annual incentive payments and stock compensation awards. The Board also has the right to cancel or reduce the executive’s rights to any incentive payment or stock compensation awards.

In addition, our Compensation and Human Resources Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors.
Potential Impact on Compensation from Executive Misconduct /Compensation Clawbacks
If the Compensation and Human Resources Committee determines an executive officer has engaged in detrimental conduct as defined in the clawback policy, the Compensation and Human Resources Committee may take a range of actions to remedy the detrimental conduct in order to prevent its recurrence and impose such discipline as would be appropriate, including, without limit: (i) terminating employment; (ii) initiating legal action against the executive officer; and (iii) requiring reimbursement of (or canceling or reducing) rights to any annual incentive payments or stock compensation
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awards subject to the clawback policy. In addition, with respect to our senior executives, including our named executive officers, if the misconduct causes, in whole or in part, a material restatement of the Company’s financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive award if calculated based on the restated financial results; (b) canceling all outstanding vested and unvested stock compensation awards subject to the clawback policy and requiring the executive officer return to the Company all gains from stock compensation awards realized during the 12-month period following the filing of the incorrect financial statements; and (c) seeking reimbursement of the entire amount of any bonus paid.
Additionally, the SEC has adopted a final rule regarding clawback policies setting forth certain compensation recovery criteria, reporting and disclosure requirements, and we will comply in all respects with these requirements.
As discussed in Enterprise-Wide Incentive Compensation Risk Assessment, a compensation risk assessment is performed annually, and the results are reviewed with the Compensation and Human Resources Committee.
Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. This report was provided by the following independent directors who comprise the Compensation and Human Resources Committee:
Members of the Compensation and Human Resources Committee Timothy Flynn (Chair) Valerie Montgomery Rice, M.D. John Noseworthy, M.D.
The members of the Compensation and Human Resources Committee listed above participated in the review, discussion and recommendation with respect to the Compensation Discussion and Analysis.
Compensation and Human Resources Committee Interlocks and Insider Participation
During fiscal 2022, Timothy Flynn, Valerie Montgomery Rice, John Noseworthy and former director Gail Wilensky served on the Compensation and Human Resources Committee. Valerie Montgomery Rice joined the Compensation and Human Resources Committee in February 2022, replacing Gail Wilensky. None of these persons had ever been an officer or employee of the Company or any of its subsidiaries while serving on the Compensation and Human Resources Committee. Furthermore, during 2022, none of these persons served as a member of the Compensation and Human Resources Committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served on our Compensation and Human Resources Committee or Board.
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2022 Summary Compensation Table
The following table provides certain summary information for the years ended December 31, 2022, 2021 and 2020 relating to compensation paid or granted to, or accrued by us, on behalf of our named executive officers.*
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Andrew Witty Chief Executive Officer	2022	1,500,000	—	12,375,672	4,125,100	2,760,000	104,334	20,865,106
	2021	1,450,769		10,781,573	3,593,777	2,550,000	57,024	18,433,143
	2020	418,846	550,000	8,025,223	2,675,007	920,000	268,100	12,857,176
John Rex Executive Vice President and CFO	2022	1,200,000	—	9,300,612	3,100,109	2,200,000	32,099	15,832,820
	2021	1,161,539	—	8,550,501	2,850,024	2,050,000	25,904	14,637,968
	2020	1,000,000	—	6,750,241	2,250,044	2,500,000	96,777	12,597,062
Dirk McMahon President and Chief Operating Officer	2022	1,200,000	—	9,300,612	3,100,109	2,200,000	32,099	15,832,820
	2021	1,161,539	—	8,550,501	2,850,024	2,050,000	31,424	14,643,488
	2020	1,000,000	—	6,750,241	2,250,044	2,500,000	106,199	12,606,484
Brian Thompson Executive Vice President and CEO, UnitedHealthcare	2022	1,000,000	—	5,250,185	1,750,060	1,840,000	19,184	9,859,429
	2021	951,154	—	4,813,113	2,187,555	1,700,000	19,184	9,671,006
	2020	—	—	—	—	—	—	—
Rupert Bondy Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	706,731	2,000,000	5,876,767	1,125,110	1,090,000	519,216	11,317,825
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—

*
Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table. Please also see “Executive Employment Agreements” below for a description of the material terms of each named executive officer’s employment agreement.

(1)
All principal positions set forth above are as of December 31, 2022. Rupert has served as Executive Vice President and Chief Legal Officer since February 28, 2022 and was appointed as Corporate Secretary on April 13, 2022.

(2)
Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2022, 2021 and 2020. None of the named executive officers deferred any salary in 2022 under our Executive Savings Plan.

(3)
The amount reported in this column for Rupert represents his sign-on bonus to compensate him for the loss of cash and other incentives at his prior employer upon his employment with the Company, and is subject to prorated repayment if, within 24 months of hire, he quits without “Good Reason” or is terminated for “Cause”, as each is defined in his employment agreement with the Company.

(4)
The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2022, 2021 and 2020 and are computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2022 and the grant date fair value of performance shares granted in 2022 if target performance and maximum performance were achieved are as follows:

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Name	Restricted Stock Units ($)	Performance Shares
		Target ($)	Maximum ($)
Andrew Witty	4,125,382	8,250,290	16,500,580
John Rex	3,100,204	6,200,408	12,400,816
Dirk McMahon	3,100,204	6,200,408	12,400,816
Brian Thompson	1,750,062	3,500,123	7,000,246
Rupert Bondy	1,125,453	4,751,314	9,502,628
See the “2022 Grants of Plan-Based Awards” table for more information on stock awards granted in 2022.
(5)
The actual value to be realized by a named executive officer depends upon the performance of the Company’s stock and the length of time the award is held. No value will be realized with respect to any award if the Company’s stock price does not increase following the award’s grant date or if the executive officer does not satisfy the vesting criteria.

The amounts reported in this column for 2022 reflect the aggregate grant date fair value of stock options granted in 2022 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(6)
Amounts reported reflect annual cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The 2022 annual incentive awards, including amounts deferred by the named executive officers, were the following:

Name	Total Amount of Annual Cash Incentive Award ($)	Amount of Annual Cash Incentive Award Deferred ($)
Andrew Witty	2,760,000	—
John Rex	2,200,000	—
Dirk McMahon	2,200,000	132,000
Brian Thompson	1,840,000	—
Rupert Bondy	1,090,000	—

(7)
All other compensation for 2022 includes the following:

Name	Company Matching Contributions Under 401(k) Savings Plan ($)	Insurance Premiums ($)	Relocation ($)	Tax Equalization and Tax Return Preparation ($)
Andrew Witty	—	10,320	—	94,014
John Rex	13,725	18,374	—	—
Dirk McMahon	13,725	18,374	—	—
Brian Thompson	13,725	6,134	—	—
Rupert Bondy	—	13,403	459,223	46,590
As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2022 if the aggregate amount of such compensation to each such named executive officer was less than $10,000. The Company provided each of the named executive officers a $2 million face value term life insurance policy.
2023 Proxy Statement | 2022 Summary Compensation Table	48

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
The Company offers relocation assistance for all transferred or relocated professionals. The amount shown for Relocation represents payments related to relocation costs and temporary living benefits for Rupert in 2022 and includes tax assistance of $223,855 made on Rupert’s behalf by the Company during 2022 for the payment of taxes related to those relocation costs. The Company pays the taxes related to relocation costs for all transferred and relocated professionals and executives to the extent those relocation costs are deemed to be income to the professional or executive.
Andrew is provided with tax equalization pursuant to the Company’s tax equalization policy to ensure that as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom. This policy also provides assistance in preparation of tax returns due to the complexity of multi-jurisdictional filing requirements. Pursuant to the Company’s international transfer policy, tax service assistance support is also available to Rupert due to the complexity of multi-jurisdictional filing requirements.
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
2022 Grants of Plan-Based Awards
The following table presents information regarding each grant of an award under our compensation plans made during 2022 to our named executive officers for fiscal year 2022.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Witty
Annual Cash Incentive Award(2)	—	2,700,000	3,000,000	6,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/14/2022	—	—	—	23	17,391	34,782	—	—	—	8,250,290
RSU Award(3)	2/14/2022	—	—	—	—	—	—	8,696	—	—	4,125,382
Stock Option Award(3)	2/14/2022	—	—	—	—	—	—	—	35,774	474.40	4,125,100
John Rex
Annual Cash Incentive Award(2)	—	2,160,000	2,400,000	4,800,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/14/2022	—	—	—	17	13,070	26,140	—	—	—	6,200,408
RSU Award(3)	2/14/2022	—	—	—	—	—	—	6,535	—	—	3,100,204
Stock Option Award(3)	2/14/2022	—	—	—	—	—	—	—	26,885	474.40	3,100,109
Dirk McMahon
Annual Cash Incentive Award(2)	—	2,160,000	2,400,000	4,800,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/14/2022	—	—	—	17	13,070	26,140	—	—	—	6,200,408
RSU Award(3)	2/14/2022	—	—	—	—	—	—	6,535	—	—	3,100,204
Stock Option Award(3)	2/14/2022	—	—	—	—	—	—	—	26,885	474.40	3,100,109
Brian Thompson
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/14/2022	—	—	—	10	7,378	14,756	—	—	—	3,500,123
RSU Award(3)	2/14/2022	—	—	—	—	—	—	3,689	—	—	1,750,062
Stock Option Award(3)	2/14/2022	—	—	—	—	—	—	—	15,177	474.40	1,750,060
Rupert Bondy
Annual Cash Incentive Award(2)	6/6/2022	1,063,125	1,181,250	2,362,500	—	—	—	—	—	—	—
Performance Share Award(3)(4)	6/6/2022	—	—	—	4	2,551	5,102	—	—	—	1,250,449
Performance Share Award(3)(4)	6/6/2022	—	—	—	4	2,551	5,102	—	—	—	1,250,449
Performance Share Award(3)(4)	6/6/2022	—	—	—	6	4,591	9,182	—	—	—	2,250,416
RSU Award(3)	6/6/2022	—	—	—	—	—	—	2,296	—	—	1,125,453
Stock Option Award(3)	6/6/2022	—	—	—	—	—	—	—	8,768	490.18	1,125,110
Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table.
(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company’s stock and the length of time the award is held. No value will be realized with respect to any stock option award if the Company’s stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to FASB ASC Topic 718, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of each RSU award and targeted grant date value of each performance share award were computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. Under the 2020 Stock Incentive Plan, all stock-based compensation awards are subject to

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
one year minimum vesting requirements, subject to an exception for a limited number of shares not to exceed 5%. Stock-based compensation awards to employees are generally subject to three or four year vesting provisions. For additional information on vesting of 2022 Grants of Plan-Based Awards, see footnote 3 below.
(2)
Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2022. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company’s net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation and Human Resources Committee has limited annual cash incentive payouts to executive officers to not more than two times the target amount, and the maximum amounts shown for each named executive officer equal two times each executive officer’s target amount. In order for any amount to be paid, the Company must achieve approved performance measures of (i) revenue, (ii) operating income, (iii) cash flow, (iv) NPS, and (v) employee experience index. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance measures. Once threshold performance is achieved on an approved performance measure, the Compensation and Human Resources Committee has the discretion to pay an award. The actual annual cash incentive amounts earned in connection with the 2022 awards are reported in the 2022 Summary Compensation Table.

(3)
Amounts represent grants under the 2020 Stock Incentive Plan. Please refer to the chart on page 41 for a summary of our stock compensation award types, vesting terms and termination provisions. RSUs are eligible to receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. No dividend equivalents are paid on performance shares.

(4)
Amounts represent the estimated future number of performance shares that may be earned under our 2020 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares the executive officer will receive will be determined at the conclusion of the 2022-2024 performance period and will be dependent upon the Company’s achievement of a cumulative AEPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on one of the performance measures. In addition, Rupert was also granted performance shares for the 2020-2022 and 2021-2023 performance periods as part of his new hire sign-on incentive package to replace incentive awards he forfeited at his prior employer. The performance shares are subject to the same performance conditions applicable to awards granted to other participants in the long-term performance share program for those periods.

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents information regarding outstanding equity awards held at the end of fiscal year 2022 by our named executive officers.
	Option Awards					Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise/ Grant Price ($)	Option Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Andrew Witty	2/14/2022	—	35,774(3)	474.40	2/14/2032	2/14/2022	8,804(3)	4,667,705	—	—
	2/22/2021	12,831	38,494(3)	327.64	2/22/2031	2/14/2022	—	—	17,391(5)	9,220,360
	2/13/2020	25,408	25,409(3)	302.20	2/13/2030	2/22/2021	8,443(3)	4,476,310	—	—
	11/6/2019	13,383	4,462(3)	250.52	11/6/2029	6/7/2021	—	—	17,958(5)	9,520,972
	2/26/2019	25,385	12,693(3)	262.98	2/26/2029	2/13/2020	4,620(3)	2,449,432	—	—
	6/5/2018	23,548	—	244.43	6/5/2028	11/6/2019	785(3)	416,191	—	—
	—	—	—	—	—	2/26/2019	2,396(3)	1,270,311	—	—
	—	—	—	—	—	6/5/2018	8,773(6)	4,651,269	—	—
John Rex	2/14/2022	—	26,885(3)	474.40	2/14/2032	2/14/2022	6,330(4)	3,356,039	—	—
	2/22/2021	10,175	30,528(3)	327.64	2/22/2031	2/14/2022	—	—	13,070(5)	6,929,453
	2/13/2020	21,372	21,372(3)	302.20	2/13/2030	2/22/2021	6,407(4)	3,396,863	—	—
	2/26/2019	28,057	9,353(3)	262.98	2/26/2029	6/7/2021	—	—	14,242(5)	7,550,824
	2/13/2018	29,468	—	226.64	2/13/2028	2/13/2020	3,718(4)	1,971,209	—	—
	2/8/2017	43,561	—	160.31	2/8/2027	2/26/2019	1,689(4)	895,474	—	—
	6/7/2016	56,416	—	136.94	6/7/2026	—	—	—	—	—
	2/9/2016	31,623	—	111.16	2/9/2026	—	—	—	—	—
	2/10/2015	25,504	—	108.97	2/10/2025	—	—	—	—	—
Dirk McMahon	2/14/2022	—	26,885(3)	474.40	2/14/2032	2/14/2022	6,330(4)	3,356,039	—	—
	2/22/2021	10,175	30,528(3)	327.64	2/22/2031	2/14/2022	—	—	13,070(5)	6,929,453
	2/13/2020	21,372	21,372(3)	302.20	2/13/2030	2/22/2021	6,696(4)	3,550,085	—	—
	2/26/2019	22,044	7,349(3)	262.98	2/26/2029	6/7/2021	—	—	14,242(5)	7,550,824
	2/13/2018	32,414	—	226.64	2/13/2028	2/13/2020	3,886(4)	2,060,279	—	—
	2/8/2017	39,205	—	160.31	2/8/2027	2/26/2019	1,388(4)	735,890	—	—
	2/9/2016	56,921	—	111.16	2/9/2026	—	—	—	—	—
	2/10/2015	11,643	—	108.97	2/10/2025	—	—	—	—	—
Brian Thompson	2/14/2022	—	15,177(3)	474.40	2/14/2032	2/14/2022	3,735(3)	1,980,222	—	—
	6/7/2021	2,484	7,455(3)	400.25	6/7/2031	2/14/2022	—	—	7,378(5)	3,911,668
	2/22/2021	4,686	14,059(3)	327.64	2/22/2031	6/7/2021	1,678(3)	889,642	—	—
	2/13/2020	11,873	11,874(3)	302.20	2/13/2030	6/7/2021	—	—	6,559(5)	3,477,451
	8/12/2019	9,756	3,252(3)	243.20	8/12/2029	2/22/2021	3,084(3)	1,635,075	—	—
	2/26/2019	16,032	5,345(3)	262.98	2/26/2029	2/13/2020	2,160(3)	1,145,189	—	—
	2/13/2018	17,681	—	226.64	2/13/2028	8/12/2019	541(3)	286,827	—	—
	2/8/2017	6,535	—	160.31	2/8/2027	2/26/2019	1,009(3)	534,952	—	—
Rupert Bondy	6/6/2022	—	8,768(3)	490.18	6/6/2032	6/6/2022	2,318(3)	1,228,957	—	—
	—	—	—	—	—	6/6/2022	—	—	4,591(5)	2,434,056
	—	—	—	—	—	6/6/2022	—	—	2,551(5)	1,352,489

(1)
The expiration date shown is the latest date that stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with the named executive officer’s termination of employment.

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
(2)
Based on the per share closing market price of our common stock on December 31, 2022 of $530.18.

(3)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(4)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer’s award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. John and Dirk are retirement eligible.

(5)
Vest 100% at the end of the three-year performance period. The number of performance shares the executive officer will receive is dependent upon the achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The number of performance shares reported above for grants made in 2022 and 2021 is at the target number established by the Compensation and Human Resources Committee because we currently believe that is the probable outcome based on the Company’s performance through December 31, 2022.

(6)
Vest 20% annually over a five-year period beginning on the first anniversary of the grant date.

2022 Option Exercises and Stock Vested
The following table presents information regarding the exercise of stock options during fiscal year 2022 by our named executive officers and vesting of performance shares and RSUs held by our named executive officers for fiscal year 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew Witty	—	—	39,893	19,434,860
John Rex	44,757	20,996,851	25,575	12,475,086
Dirk McMahon	—	—	24,433	11,903,848
Brian Thompson	—	—	14,728	7,200,741
Rupert Bondy	—	—	2,985	1,467,695

(1)
Computed by determining the market value per share of the shares acquired based on the difference between: (a) the per share market value of our common stock at exercise, defined as the closing price on the date of exercise, or the weighted average selling price if same-day sales occurred, and (b) the exercise price of the stock options.

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
2022 Non-Qualified Deferred Compensation
The following table presents information as of the end of 2022 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal year 2022.
Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings in Last FY ($)(3) (d)	Aggregate Withdrawals/ Distributions ($)(4) (e)	Aggregate Balance at Last FYE ($)(5) (f)
Andrew Witty	—	—	—	—	—
John Rex	—	—	(504,269)	—	2,172,768
Dirk McMahon	123,000	—	(410,868)	—	2,133,512
Brian Thompson	—	—	(225,670)	—	1,132,087
Rupert Bondy	—	—	—	—	—

(1)
All amounts in these columns have been reported as compensation in the 2022 Summary Compensation Table.

(2)
Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may defer up to 80% of their eligible annual base salary (100% prior to January 1, 2007) and up to 100% of their annual cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant, and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company’s practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)
Amounts deferred are credited with earnings from measuring investments selected by the employee from a predetermined collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above market earnings or preferential earnings to amounts deferred. Employees may change their selection of measuring investments on a daily basis.

(4)
Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee’s termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates or a combination thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.

(5)
This column includes the amounts shown in column (b) as well as the following amounts reported in the summary compensation table for prior years:

Name	Amount Previously Reported
Andrew Witty	—
John Rex	1,100,203
Dirk McMahon	543,000
Brian Thompson	—
Rupert Bondy	—
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Executive Employment Agreements
We have entered into an employment agreement with each of the named executive officers. The table below and the narrative that follows summarize the material terms of their respective employment agreements.
Summary of Compensation Components
Compensation Component	Andrew Witty	John Rex	Dirk McMahon	Brian Thompson	Rupert Bondy
Base salary(1)	✓	✓	✓	✓	✓
Participation in incentive compensation plans(1)	✓	✓	✓	✓	✓
Stock-based awards(1)	✓	✓	✓	✓	✓
$2 million term life insurance policy(2)	✓	✓	✓	✓	✓
Long-term disability policy(2)(3)	✓	✓	✓	✓	✓
Generally available employee benefit programs	✓	✓	✓	✓	✓

(1)
Any adjustments to base salary, actual bonuses payable and stock-based awards are at the discretion of the Compensation and Human Resources Committee.

(2)
Benefit provided at the Company’s expense.

(3)
Annual benefit covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

Termination Provisions
Each employment agreement and each executive officer’s employment may be terminated (a) by mutual agreement, (b) by the Company with or without “Cause”, (c) by the executive officer, and (d) upon the executive officer’s death or disability that renders him or her incapable of performing the essential functions of his or her job, with or without reasonable accommodation. Each executive officer may also terminate his or her employment agreement and employment at any time for “Good Reason”. If the executive officer’s employment is terminated by the Company without “Cause” or by the executive officer for “Good Reason”, the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of (a) 200% of his or her annualized base salary as of his or her termination date, (b) 200% of the average of his or her last two calendar year bonuses, or if termination occurs within two years from the start of employment with the Company, 200% of his or her target incentive, excluding any stock compensation awards and any special or one-time bonus or incentive compensation payments, and (c) $12,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period. In addition, if the Company terminates John Rex’s employment without Cause, or if John terminates employment for “Good Reason”, John has the option to remain employed in an advisory capacity for one year (at his then-current annual base salary and target bonus) following notification of termination.
Material Definitions
As defined in each executive officer’s employment agreement, “Cause” means (a) material failure to follow the Company’s reasonable direction, or to perform any duties reasonably required on material matters; (b) material violation of, or failure to act upon or report known or suspected violations of, the Company’s Code of Conduct; (c) conviction of any felony, commission of any criminal, fraudulent or dishonest act, or any conduct that is materially detrimental to the Company’s interests, or (d) material breach of the employment agreement. The Company must provide the executive office with written notice of Cause within 120 days of discovery, and the executive will have 60 days to remedy the conduct, if the conduct is reasonably capable of being remedied.
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
As defined in each executive officer’s employment agreement, “Good Reason” exists if the Company (a) reduces the executive officer’s base salary or long or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves the executive officer’s primary work location more than 50 miles, or (c) makes changes that substantially diminish the executive officer’s duties or responsibilities. For Andrew Witty, John Rex and Dirk McMahon, “Good Reason” also exists if the Company changes the executive officer’s reporting relationship. For John, “Good Reason” also exists if the Company makes changes resulting in John no longer serving as both Chief Financial Officer of the Company and as a member of the Office of the Chief Executive Officer. The executive officer must provide the Company with written notice of the circumstances constituting “Good Reason” within 120 days of discovery, and the Company will have 60 days to remedy the circumstances, if they are reasonably capable of being remedied.
Non-Solicitation, Non-Competition and Confidentiality Provisions
Each executive officer is subject to provisions prohibiting his or her solicitation of the Company’s employees and customers or competing with the Company during the term of the employment agreement and for two years following termination of employment for any reason. For Rupert Bondy, these prohibitions are applicable only to the extent permissible under the American Bar Association Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law or any applicable state counterpart. In addition, each executive officer is prohibited at all times from disclosing Company confidential information.
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Potential Payments Upon Termination or Change in Control
The following table describes the potential payments to named executive officers upon termination of employment or a change in control of the Company as of December 31, 2022. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including each of their employment agreements described under “Executive Employment Agreements”.
Name	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Retirement ($)	Change In Control ($)
Andrew Witty
Cash Payments	7,032,000	—	—	—	—
Annual Cash Incentive(1)	—	6,000,000	6,000,000	6,000,000	—
Insurance Benefits	—	2,000,000	900,000	—	—
Continued Equity Vesting(2)	49,474,272	47,576,191	47,576,191	—	56,896,755
Total(3)	56,506,272	55,576,191	54,476,191	6,000,000	56,896,755
John Rex
Cash Payments	6,962,000	—	—	—	—
Annual Cash Incentive(1)	—	4,800,000	4,800,000	4,800,000	—
Insurance Benefits	—	2,000,000	720,000	—	—
Continued Equity Vesting(2)	39,154,159	32,017,936	32,017,936	39,154,159	39,154,159
Total(3)	46,116,159	38,817,936	37,537,936	43,954,159	39,154,159
Dirk McMahon
Cash Payments	6,962,000	—	—	—	—
Annual Cash Incentive(1)	—	4,800,000	4,800,000	4,800,000	—
Insurance Benefits	—	2,000,000	720,000	—	—
Continued Equity Vesting(2)	38,701,398	31,565,175	31,565,175	38,701,398	38,701,398
Total(3)	45,663,398	38,365,175	37,085,175	43,501,398	38,701,398
Brian Thompson
Cash Payments	5,062,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Continued Equity Vesting(2)	20,065,294	19,825,816	19,825,816	—	23,592,214
Total(3)	25,127,294	25,825,816	24,425,816	4,000,000	23,592,214
Rupert Bondy
Cash Payments	4,124,500	—	—	—	—
Annual Cash Incentive(1)	—	2,362,500	2,362,500	2,362,500	—
Insurance Benefits	—	2,000,000	525,000	—	—
Continued Equity Vesting(2)	4,576,384	3,293,219	3,293,219	—	5,366,223
Total(3)	8,700,884	7,655,719	6,180,719	2,362,500	5,366,223

(1)
Represents the maximum amount the Compensation and Human Resources Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer’s estate, if applicable) based upon a prorated portion of the award the executive officer would have received but for his death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 2 to the 2022 Grants of Plan-Based Awards table. For the purposes of this table, the potential amounts have not been prorated because the table assumes a death, disability or retirement as of December 31, 2022.

(2)
Represents the (i) unvested RSUs multiplied by the closing stock price on December 31, 2022 ($530.18), (ii) intrinsic value of the unvested stock options, which is calculated based on the difference between the closing price of our stock on December 31, 2022 ($530.18) and the exercise or grant price of the unvested stock options as of that date, and (iii) the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 31, 2022 ($530.18). If maximum performance is achieved for the performance shares,

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the amounts for Continued Equity Vesting would be (a) “For Good Reason or Not for Cause”, $68,215,605 for Andrew; $53,634,435 for John; $53,181,674 for Dirk; $27,454,412 for Brian; and $8,362,930 for Rupert; (b) for “Death” and “Disability”, $56,996,959 for Andrew; $39,361,989 for John; $38,909,229 for Dirk; $23,448,536 for Brian; and $5,006,761 for Rupert; (c) for “Retirement”, $53,634,435 for John; and $53,181,674 for Dirk; and (d) for “Change in Control”, $75,638,088 for Andrew; $53,634,435 for John; $53,181,674 for Dirk; $30,981,333 for Brian; and $9,152,768 for Rupert.
“For Good Reason or Not for Cause”, the amount includes the value of unvested stock compensation awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance period. For “Retirement”, the amount includes the value of certain unvested stock compensation awards granted in 2019, 2020, 2021 and 2022 that will continue to vest and be exercisable for a period of five years (but not after the award’s expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2022. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable. At December 31, 2022, John and Dirk had met the retirement eligibility provisions. For additional information regarding termination provisions applicable to stock compensation awards granted under our 2020 Stock Incentive Plan, see footnote 4 to the “2022 Grants of Plan Based Awards” table.
(3)
Does not include the value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
For purposes of reporting annual total compensation and the ratio of annual total compensation of our CEO to our median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the Summary Compensation Table executive compensation disclosure requirements, plus the value of employer-paid health insurance contributions. Our median employee compensation was $63,035 and our CEO’s compensation was $20,880,343. Accordingly, our CEO to median employee pay ratio is 331:1.
Our enterprise-wide Company compensation philosophy is designed to attract and retain high-quality talent and provide market-competitive total compensation opportunities that support our pay-for-performance culture. Actual pay practices vary for employees by level and geographic location based on competitive market factors. The most significant difference in the pay practices for our CEO versus our median employee is the use of variable/at-risk compensation.
We consistently applied total cash compensation as the measure to determine the median employee in our global employee population as of October 1, 2022. That workforce population consisted of 366,472 global full-time, part-time, temporary and seasonal employees employed on that date. 121,095 of those employees were located outside the United States and we then applied the de minimis exemption to exclude 16,285 employees in Portugal, Colombia and Peru (4.4% of our global employee population).
We have a broad and diverse workforce with approximately 58% of the people represented in three key talent pillars (36% clinicians, 13% customer-facing employees and 9% information and computer technologists). Our median employee (one of our customer-facing employees) is a non-exempt, full-time employee who works within our operations function as a customer service representative in the United States.
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A summary of our workforce population is provided in the charts below:
By Tenure
By Geography

Pay vs. Performance
The disclosure included in this section is prescribed by SEC rules and is not incorporated by reference to Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Compensation and Human Resources Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
As described in greater detail above in the “Compensation Discussion and Analysis” section, our executive compensation program strongly links executive pay and the achievement of enterprise goals, which are aligned to the economic interests of our shareholders. This strong pay-for-performance linkage is a core principle of our executive compensation philosophy, with a large majority of executive officers’ compensation at risk and weighted towards long-term compensation to promote long-term shareholder value creation. Approximately 76% of total compensation granted to our named executive offers in 2022 was stock-based long-term compensation that is earned over multiple years only if our company and stock perform for shareholders. Our robust oversight and governance practices discourage excessive or unnecessary risk-taking and include a balanced set of performance measures with different metrics used for our annual and long-term incentive plans. Our stock retention policy requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award. For example, an executive exercising options which had been held for ten years is required to retain one-third of the net shares acquired for an additional year. In addition, our compensation clawback policy allows the Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct, or violation of non-compete, non-solicit or confidentiality provisions.
The following table sets forth information concerning the compensation imputed to our current and former Principal Executive Officers (each, a PEO) and to our other Named Executive Officers (NEOs) compared to certain performance measures for the years ended December 31, 2022, 2021, and 2020.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO(2)(4)	Summary Compensation Table Total for Former PEO(2)(4)	Compensation Actually Paid Current PEO(1)(2)(5)(6)	Compensation Actually Paid Former PEO(1)(2)(5)(6)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)(4)	Average Compensation Actually Paid Non-PEO Named Executive Officers(1)(3)(5)(6)	TSR	Peer Group TSR (S&P Health Care Index)(7)	Net Earnings Attributable to UNH Common Shareholders	Adjusted EPS(8)
2022	$20,865,106	—	$31,259,796	—	$13,210,724	$17,698,638	$188	$140	$20,120,000,000	$22.19
2021	$18,433,143	$11,221,093	$55,452,750	$36,611,403	$11,347,389	$29,088,841	$176	$143	$17,285,000,000	$19.02
2020	—	$17,872,713	—	$37,166,242	$11,312,854	$19,941,168	$121	$113	$15,403,000,000	$16.88

(1)
The term compensation actually paid is a mandated SEC naming convention, and the methodology for calculating compensation actually paid also is mandated by the SEC rule. The amount shown for any period, however, does not reflect total compensation actually earned during the period. Instead, the amounts shown reflect, among other

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things, adjustments to the grant date fair value of stock compensation awards reported in the Summary Compensation Table to reflect their fair value as of the last day of the fiscal year and increases or decreases in the value of unvested stock compensation awards granted in prior years, which may never actually vest or may have a different value when they do vest. Accordingly, these totals change from year to year based primarily upon share performance, but do not reflect actual compensation paid or earned for any year. Compensation resulting from an award of options or RSUs is not actually realized until exercise, in the case of options, which vest over 4 years and have a 10-year duration; vesting of RSUs which vest ratably over 4 years; or completion and achievement of a long-term performance share plan, which has a 3-year duration. See footnotes 5 and 6 below for a more detailed break down between earned/vested and unearned/unvested amounts.
(2)
Andrew Witty has served as our PEO since February 3, 2021. Dave Wichmann, our former PEO, served as our PEO until February 2, 2021. These columns reflect amounts for both PEOs in 2021 when both served as PEO for a portion of the year.

(3)
For 2022, our other NEOs were John Rex, Dirk McMahon, Brian Thompson and Rupert Bondy. For 2021, our other NEOs were John Rex, Dirk McMahon, Brian Thompson and Marianne Short. For 2020, our other NEOs were John Rex, Andrew Witty, Dirk McMahon and Patricia Lewis.

(4)
The values reflected in this column reflect the Total compensation set forth in the Summary Compensation Table (SCT) on page 47. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(5)
In accordance with SEC rules, the Compensation Actually Paid (CAP) totals reflected in these columns is computed by deducting and adding the following amounts from the Total column of the SCT (fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP). The change in value from the SCT to CAP is based on the increase in fair value of outstanding long-term incentive awards which is primarily driven by our increased share price and company performance between measurement dates:

2022	Current PEO	Non-PEO NEOs
SCT Total Compensation	$20,865,106	$13,210,724
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(16,500,772)	$(9,700,891)
Add Fair Value of Awards Granted in 2022 (Unvested / Unearned) as of 12/31/22	$19,765,736	$11,470,624
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/22	$4,501,423	$2,159,448
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2022 as of the Vesting Date	$2,628,303	$558,733
CAP Total	$31,259,796	$17,698,638
2021	Current PEO	Former PEO	Non-PEO NEOs
SCT Total Compensation	$18,433,143	$11,221,093	$11,347,389
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(14,375,350)	—	$(8,575,523)
Add Fair Value of Awards Granted in 2021 (Unvested / Unearned) as of 12/31/21	$24,998,702	—	$14,389,137
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/21	$22,167,623	$22,084,683	$10,877,212
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2021 as of the Vesting Date	$4,228,632	$3,305,627	$1,050,626
CAP Total	$55,452,750	$36,611,403	$29,088,841
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2020	Former PEO	Non-PEO NEOs
SCT Total Compensation	$17,872,713	$11,312,854
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(12,800,630)	$(8,050,262)
Add Fair Value of Awards Granted in 2020 (Unvested / Unearned) as of 12/31/20	$16,861,629	$10,678,145
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/20	$9,852,819	$4,699,669
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2020 as of the Vesting Date	$5,379,711	$1,300,762
CAP Total	$37,166,242	$19,941,168

(6)
The methodology used to determine the fair value of long-term incentive awards at each measurement date for purposes of the SEC pay versus performance disclosure rules is consistent with the methodology used to calculate the grant date fair value of these same awards for purposes of SCT Total Compensation. The inclusion of long-term incentive awards granted in prior years and the change in our stock price at each measurement date (and the resulting impact on the fair value calculation) is the most significant factor in the difference between the reported SCT Total Compensation and the determination of compensation amounts attributable in determining CAP for each reporting year under the SEC pay versus performance rules. The following table summarizes the three main components of the CAP total for our Current PEO in 2021 of which $47.2 million of the total $55.5 million reflects the fair value of unvested awards as of December 31, 2021.

	Paid / Earned in 2021	Vesting in 2021	Unvested / Unearned as of 12/31/2021
	Cash and Other Non-Stock Based Compensation (See SCT for Additional Detail)	Change in Fair Value of Awards Granted in Prior Years	Change in Fair Value of Awards Granted in 2021 and Prior Years	Total
Current PEO – 2021 CAP	$4,057,793	$4,228,632	$47,166,325	$55,452,750

(7)
Reflects our cumulative TSR and the cumulative TSR of the S&P Health Care Index for the year ended December 31, 2020, the two-years ended December 31, 2021, and the three years ended December 31, 2022, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(8)
Performance shares granted under our long-term incentive plan, which are selected to ensure a strong pay-for-performance alignment between the Company’s executive compensation program and drivers of shareholder value, account for 39% and 37% of overall compensation respectively to our PEO and non-PEO NEOs during the most recently completed fiscal year and are weighted equally between cumulative adjusted EPS and average return on equity for the three-year performance period. Cumulative adjusted EPS includes the adjusted EPS for each year of the three-year performance period. Refer to Appendix A for a description of how adjusted EPS is calculated from the Company’s financial statements and the section entitled “Long-Term Awards in the Compensation Discussion and Analysis” section of this proxy statement for additional information related to the adjusted EPS performance measure within our long-term performance share awards. The correlation and impact of operating income (a performance measure described in more detail in our discussion of our annual incentive plan in the “Compensation Discussion and Analysis” section above) on adjusted EPS is the reason we selected adjusted EPS for inclusion in our Pay Versus Performance table as opposed to the return on equity metric.

As reflected in the pay versus performance table above, our net earnings attributable to our common shareholders and adjusted EPS steadily increased during the 2020 through 2022 timeframe. While there is a strong correlation between our financial performance as reflected by net earnings attributable to our common shareholders and adjusted EPS and any increases in the compensation amounts reported in the SCT given our pay for performance philosophy, a similar correlation with how compensation is attributed to determine CAP using the SEC’s required calculation methodology will not always exist. Although a large majority of our executives’ total compensation is earned based on achievement of enterprise-wide goals, which is further described in the “Compensation Discussion and Analysis” section of this proxy
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statement, and our stock price performance during the vesting period of the long-term incentives, the methodology required to attribute compensation to determine CAP under the SEC rules may not always reflect a direct correlation to financial performance. For example, although both net earnings attributable to our common shareholders and adjusted EPS increased from 2021 to 2022, amounts attributed to determine CAP for both the PEO and the average across the non-PEO NEOs decreased from 2021 to 2022 due to how the yearly changes in the fair value of outstanding long-term incentive awards are calculated under the SEC pay versus performance rules.
Most Important Performance Measures. The most important performance measures that we use in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.
Most Important Performance Measures
Adjusted Earnings Per Share (EPS)
Cash Flow from Operations
Employee Experience Index (EXI)
Operating Income
Net Promoter System (NPS)
Return on Equity
Revenue
The Company’s annual incentive plan allows for adjustments to the Company’s reported results for the impact of changes in accounting principles, extraordinary items, and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported results are intended to better reflect executives’ line of sight, align award payments with growth of the Company’s business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period, and emphasize the Company’s preference for long-term and sustainable growth. Similar to the annual incentive plan, the Company’s long-term incentive plan allows for adjustments to the Company’s reported results in determining long-term performance share awards, namely adjustments that account for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses.
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PROPOSAL 2: Advisory Approval of the Company’s Executive Compensation
The Board recognizes the significant interest of shareholders in executive compensation matters. As required by Section 14A of the Exchange Act, we are seeking shareholders’ views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:
“Resolved, the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures.”
The Compensation Discussion and Analysis, compensation tables and related narrative disclosures appear on pages 33-62 of this proxy statement.
As discussed in the Compensation Discussion and Analysis, the Board believes our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance and long-term shareholder interests. In deciding how to vote on this proposal, the Board asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis and in the “Executive Summary” section on pages 29-32 of this proxy statement.
This advisory proposal, commonly referred to as a Say-on-Pay proposal, is not binding on the Board. Nonetheless, the Board and the Compensation and Human Resources Committee will review and consider them when evaluating our executive compensation program, as we do each year.
In addition to our annual advisory vote to approve the Company’s executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year where appropriate through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

The Board recommends you vote FOR approval of the compensation of the named executive officers, as disclosed in this proxy statement. Executed proxies will be voted FOR approval of the compensation of the named executive officers unless you specify otherwise.

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PROPOSAL 3: Advisory Approval Regarding Frequency of Future Say-on-Pay Votes
As part of its commitment to understanding shareholder sentiment on the Company’s executive compensation philosophy and practices, the Board is seeking shareholders’ views on how frequently the Company should submit executive compensation for consideration by shareholders. Currently our shareholders vote on the Company’s executive compensation every year. Shareholders may cast an advisory vote on whether to hold future advisory votes on executive compensation every year, every two years, every three years, or abstain. After careful consideration, the Board recommends continuing to hold a Say-on-Pay vote EVERY YEAR.
The Board believes holding an annual advisory vote on executive compensation is a best practice and is consistent with its policy of seeking regular input from shareholders on corporate governance matters and the Company’s executive compensation philosophy and practices. This vote is not binding but will nevertheless provide the Compensation and Human Resources Committee with shareholders’ views on how frequently they desire to consider executive compensation. Furthermore, the Compensation and Human Resources Committee will consider the outcome of the vote when determining how frequently the Company will submit executive compensation to a shareholder vote. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more frequent or less frequent basis and may vary its practice based on factors such as discussions with shareholders or the adoption of material changes to compensation programs.
The Board recommends you vote FOR approval to hold future Say-on-Pay votes EVERY YEAR. Proxies will be voted to hold future Say-on-Pay votes EVERY YEAR unless you specify otherwise.
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Audit

Audit and Finance Committee Report
The Audit and Finance Committee (the Committee) of our Board is comprised of four non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board has determined all of the members of the Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Standards for Director Independence. The Committee operates under a written charter adopted by the Board accessible in the corporate governance section of our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
The Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Committee, overseeing the performance of the Company’s internal audit function, and assisting the Board in its oversight of enterprise risk management, privacy, cybersecurity, data protection, ethics and compliance. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company’s internal auditors, for assessing the effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte) has served as the Company’s independent registered public accounting firm since 2002. In addition, the Committee oversees the Company’s Compliance and Ethics program and management’s processes to identify environmental, social and governance (ESG) investment criteria and to ensure the accuracy of key disclosures related to ESG matters.
The Committee engages with the Company’s independent registered public accounting firm and the internal auditors regarding the overall scope and plans for their respective audits. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles (GAAP) in the United States of America, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and to oversee management’s processes to identify and quantify material risks facing the Company, including risks disclosed in the Company’s Annual Report on Form 10-K. The Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting and reporting.
The Committee has adopted a Policy for Approval of Independent Auditor Services (the Policy) outlining the scope of services the independent registered public accounting firm may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining the independent registered public accounting firm to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by the independent registered public accounting firm under any circumstances. Pursuant to these guidelines, the Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved.
Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP. The Committee has reviewed and discussed with management and Deloitte in separate sessions the Company’s consolidated financial statements for the years ended December 31, 2022, 2021 and 2020, management’s annual report on the Company’s internal control over financial reporting and Deloitte’s attestation. The Committee discussed with management and Deloitte the process used to support certifications by the Company’s CEO and CFO as required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic
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filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.
The Committee discussed with Deloitte matters required to be discussed by the applicable Public Company Accounting Oversight Board standards and Rule 2-07 of Regulation S-X. Deloitte provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence, and the Committee discussed with Deloitte the accounting firm’s independence. In considering the independence of Deloitte, the Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of Deloitte. In connection with its selection of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2023, the Committee conducted a performance evaluation of Deloitte’s services.
Based upon the Committee’s review of the financial statements, its independent discussions with management and Deloitte, and its review of the representation of management and the report of the independent registered public accounting firm, and subject to the limitations of its role, the Committee recommended to the Board that the audited consolidated financial statements for the years ended December 31, 2022, 2021 and 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.
Members of the Audit and Finance Committee
F. William McNabb III, Chair
Paul Garcia
Kristen Gil
Michele Hooper
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Disclosure of Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, represent fees billed by the Company’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, Deloitte). The Audit and Finance Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2022 and 2021, by Deloitte, as reflected in the table below.
Fee Category	2022 ($)	2021 ($)
Audit Fees(1)	19,247,000	17,767,000
Audit-Related Fees(2)	8,432,000	7,897,000
Total Audit and Audit-Related Fees	27,679,000	25,664,000
Tax Fees(3)	1,398,000	1,002,000
All Other Fees	—	—
Total	29,077,000	26,666,000

(1)
Audit fees for 2022 and 2021 include the audit of our consolidated financial statements and internal control over financial reporting, quarterly reviews, other statutory and legal entity audits, and consultations on technical matters.

(2)
Audit Related Fees for 2022 and 2021 include service organization controls (SOC) reports, benefit plan audits, assurance services for one of our subsidiaries, and certain AICPA agreed upon procedures.

(3)
Tax Fees include tax compliance, planning and support services. In 2022 and 2021, approximately $141,000 and $166,000, respectively, of Tax Fees were related to international tax services, approximately $984,000 and $598,000, respectively, of Tax Fees were for tax operating model design services and audit support and approximately $273,000 and $238,000, respectively, of Tax Fees were related to tax compliance (review and preparation of corporate tax returns, review of the tax treatment for certain expenses and claims for refunds).

Audit and Finance Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit and Finance Committee has reviewed the nature of non-audit services provided by Deloitte and has concluded these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.
Audit and Non-Audit Services Approval Policy
The Audit and Finance Committee has adopted a Policy for Approval of Independent Auditor Services outlining the scope of services Deloitte may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services which may not be performed by Deloitte under any circumstances. Pursuant to these guidelines, the Audit and Finance Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit and Finance Committee meetings, provided such pre-approvals are presented to the Audit and Finance Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit and Finance Committee, and the Policy is evaluated and updated periodically by the Audit and Finance Committee.
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PROPOSAL 4: Ratification of Independent Registered Public Accounting Firm
The Audit and Finance Committee is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Finance Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Deloitte has been retained as our independent registered public accounting firm since 2002. The Audit and Finance Committee is responsible for approving audit fees associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be a rotation of our independent registered public accounting firm. Further, as part of the Audit and Finance Committee’s assessment of Deloitte and in conjunction with the mandated rotation of the audit firm’s lead engagement partner, in October 2020, the Audit and Finance Committee interviewed candidates to become Deloitte’s new lead engagement partner and following those interviews, selected the individual who became the new lead engagement partner beginning in 2022.
Our Audit and Finance Committee conducts an evaluation of Deloitte on an annual basis. Based on its most recent evaluation of Deloitte, the members of the Audit and Finance Committee believe the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interest of the Company and its shareholders. Among the factors considered by the Audit and Finance Committee in reaching this recommendation were the following: the quality and efficiency of Deloitte’s historical and recent audit plans and performance; Deloitte’s capabilities and expertise in handling the breadth and complexity of the Company’s U.S. and global operations; external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte; the appropriateness of Deloitte’s fees for audit and non-audit services; Deloitte’s independence and objectivity; and the quality and candor of Deloitte’s communications with management and the Audit and Finance Committee.
The Board has proposed that shareholders ratify the appointment of Deloitte at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, the Audit and Finance Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit and Finance Committee evaluates, at least every three years, whether to rotate our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The Board recommends you vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2023. Executed proxies will be voted FOR ratification of this appointment unless you specify otherwise.

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Annual Meeting

PROPOSAL 5: Shareholder Proposal Seeking a Third-Party Racial Equity Audit
We have been informed Mercy Investment Services intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company’s common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board has recommended a vote against this proposal for the reasons set forth following the proposal.
Proposal 5
Resolved: Shareholders urge the board of directors to oversee a third-party audit (within a reasonable time and at a reasonable cost, and consistent with the law) which assesses and produces recommendations for improving the racial impacts of UnitedHealth Group’s (“UHG’s”) policies, practices, products, and services. Input from stakeholders, including civil rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company’s website.
Whereas: Black and Native Americans have higher death rates than white people across a variety of illnesses.4 Black and Latina women also face higher preconception and maternal health risks than other groups, even those in higher income brackets.5 One study found “a potential economic gain of $135 billion per year if racial disparities in health are eliminated, including $93 billion in excess medical care costs and $42 billion in untapped productivity.”6 UHG, as the largest health insurance provider in the United States, both by market share7 and revenue8, has an outsized role to play in eliminating these inequities.
To that end, the United Health Foundation, an affiliate of UHG, has announced a 10-year, $100 million commitment to advance health equity9, among other initiatives, but UHG has not conducted an outside assessment of its current and potential racial equity impacts.
Although algorithms increase efficiencies, they should be vetted to prevent algorithmic bias. Optum, a UHG subsidiary, used an algorithm that reportedly referred equally sick Black people to care less frequently than white people.10 We believe an analysis of these algorithms and proxy factors is necessary, along with disclosure of the results. Opaque data collection practices by health insurance companies raise the possibility of discrimination and pose reputational and

4
https://minorityhealth.hhs.gov/omh/browse.aspx?lvl=3&lvlid=61,
https://www.kff.org/racial-equity-and-health-policy/issue-brief/disparities-in-health-and-health-care-5-key-question-and-answers/

5
https://www.nytimes.com/2020/08/06/nyregion/childbirth-Covid-Black-mothers.html.

6
https://altarum.org/RacialEquity2018

7
https://content.naic.org/sites/default/files/publication-msr-hb-accident-health.pdf

8
https://www.beckersasc.com/asc-coding-billing-and-collections/5-largest-health-insurance-companies-by-revenue.html

9
https://philanthropynewsdigest.org/news/united-health-foundation-commits-100-million-for-health-equity

10
https://www.nature.com/articles/d41586-019-03228-6

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financial risk.11 New York’s Financial Services and Health departments launched an investigation of Optum after the results of the study were published.12
The company’s acquisition of Change Healthcare also raises racial justice concerns. The American Antitrust Institute told the Department of Justice that the deal is “likely to harm competition and consumers.”13 Decreasing market competition can lead to fewer options for consumers, which can disproportionally impact people of color. In fact, Color of Change states that “monopolies put economic justice at risk.”14 Additionally, Change Healthcare had to fire an executive for racist behavior over the summer,15 suggesting that the internal culture of the acquisition should be examined.
Board of Directors’ Recommendation
The Board unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:
We have carefully considered this proposal and have concluded it is unnecessary and not in the best interests of the Company and its shareholders.
Independent third parties already assess our efforts regarding government program performance (including racial health equity performance), workforce diversity, pay equity and talent management.
We undergo state-appointed external quality reviews and third-party accreditation assessments that often include racial health equity advancement.
Our Medicaid plans undertake comprehensive quality assessment and performance improvement programs that are evaluated by independent, state-appointed organizations and reported to State regulators. Several performance improvement programs currently include health disparity evaluations. In addition, 11 of our state Medicaid health plans have achieved National Committee for Quality Assurance (NCQA) Health Equity Accreditation (required only by 4 State regulators currently), which involves external validation of our ability to advance health equity. An additional 8 plans will seek NCQA Health Equity Accreditation this year, with a goal of 75% of our eligible state Medicaid plans receiving NCQA Health Equity Accreditation by the end of 2023. NCQA Health Equity Accreditation evaluates how well an organization complies with established standards in the following areas, among others: race/ethnicity; language; gender identity and sexual orientation; practitioner network cultural responsiveness; culturally and linguistically appropriate services programs; and reducing health care disparities.
We receive CMS reports that assess the quality of care our Medicare business provides to racial and ethnic minority members and submit race and ethnicity data for health plan disparity tracking.
CMS tracks racial disparities in our Medicare Advantage contracts through its health equity summary score, a report developed by CMS to assess the quality of care that Medicare Advantage contracts provide to low-income and racial or ethnic minority patients. The reports summarize disparities in Medicare Advantage plan contract performance across a variety of quality measures, including comparisons to the national average and past performance, and help us identify opportunities to improve services to our enrollees who are burdened disproportionately by social risks to health. In addition, the NCQA requires our Medicare business to submit race and ethnicity stratification data for NCQA tracking of health plan disparities.

11
https://www.propublica.org/article/health-insurers-are-vacuuming-up-details-about-you-and-it-could-raise-your-rates,
https://www.nejm.org/doi/10.1056/NEJMms2004740

12
https://www.fiercehealthcare.com/payer/new-york-to-probe-algorithm-used-by-optum-for-racial-bias

13
https://www.fiercehealthcare.com/payer/american-antitrust-institute-expresses-concern-about-proposed-8b-optum-change-healthcare-deal

14
https://act.colorofchange.org/sign/2021-antitrust?source=coc_main_website

15
https://biz.crast.net/we-value-diversity-company-fires-white-woman-who-harassed-black-man-and-his-children-outside-her-home/

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We commission independent third-party assessment of workforce diversity policies, practices and systems.
We are currently engaged in an independent third-party assessment of our workforce policies, practices, leadership and systems through a race and gender lens. The audit, conducted by Coqual Advisory, LLC, a global, independent third party with experience in diversity and talent management, will help us better understand the experiences of women, Black, Asian and Latino employees within the Company, identify potential gaps in leadership, systems and culture and provide recommendations to better serve these groups. While we have more to do, 2022 employment data show that people of color constitute 45% of our workforce and 31% of our management positions.
We commission independent third-party assessment of pay equity.
We work with independent, third-party experts such as Mercer and Baker McKenzie to review our compensation practices to attract and retain a diverse workforce and ensure equity across gender, race and ethnicity. A recent review of our integrated workforce indicates that employees of color in the U.S. earn $1 for every $1 white employees earn for similar work at similar levels.
We engage/partner with third parties to assess talent acquisition and strengthen our talent pipeline.
We commissioned Accenture to benchmark our hiring and talent management policies and processes, which have led to important hiring process priorities, such as diverse interview slates, opening roles to new hiring markets, removing bias from our job descriptions and requiring unconscious bias training for all of our recruiters and individuals involved in hiring. We also partner with reputable third-party organizations, including Prospanica, DiversityInc, Black Enterprise, Executive Leadership Council, Power to Fly, Out and Equal, DisabilityIN and Hispanic IT Executive Council, to engage diverse communities, attract diverse candidates and strengthen our talent pipeline.
We will engage an independent third party to conduct the following additional assessment.
We will commission an annual external auditor assurance of key performance data included in the appendix of our Sustainability Report beginning in 2024.
We assess the impacts of race and other factors to create health equity action plans in the communities we serve.
We assess health equity.
We assess the impacts of race and other factors on health equity to determine how our programs can advance racial equity in all communities we serve. These evaluations result in health equity action plans tailored to community needs and are shared across our programs and in the communities we serve to inform and advance the company’s population health approach and equity efforts more broadly. For example, some state-specific health equity action plans include measuring year-over-year improvement in the timeliness of prenatal and postpartum care and the number of people we serve that receive their timely well-child visits, specifically in our Black/African American member population.
We assess racial, demographic and utilization data.
We analyze racial/demographic information, care patterns and utilization data to pinpoint possible health care disparities and develop targeted responses. For example, we identified a disproportionate COVID-19 infection rate in people of color early in the pandemic, which enabled us to quickly set up testing, provide education programs and distribute safety kits in impacted communities. In addition, when our data indicated that Black and African Americans have high disparities on maternal health metrics and neo-natal intensive care unit admissions, we developed interventions targeted to specific populations aimed at improving a variety of outcomes including c-section, low birth weight and neo-natal intensive care unit admission rates.
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We dedicate considerable resources to promote racial equity in the communities we serve and include key stakeholders in our racial equity efforts.
We are advancing health equity.
We join with community partners to strengthen diversity, equity and inclusion in health care and across our society in several key areas that disproportionately impact people of color, including employment, housing, food/nutrition, and access to care. We partner with community organizations, including federally qualified health centers, public housing authorities, food banks, schools, other non-profit organizations, members and non-members in designing and delivering sustainable programs that improve access and affordability and address social determinants of health. For example, we currently sponsor 37 community-based collaboratives in 28 states with more than 90 different community-based organizations.
We are expanding access to care.
As part of our efforts to expand access to care, we are bringing health care into the home through virtual services, in-home care services, drug delivery and post-acute care planning. In 2021, we delivered more than 2 million home visits, which led to an overall decrease in hospitalizations and increase in access to primary care physician visits. People of color constituted 47% of the program’s population and 31% of completed visits in the same year.
We are developing a more diverse health workforce in our nation and our company.
We have a long-standing commitment to advancing a more diverse health workforce that is equipped to provide culturally competent care to underserved populations — resulting in better quality, experiences and more equitable health outcomes. The United Health Foundation has:
•
provided more than $25 million in funding to support over 3,300 scholarships for students of color pursuing careers as primary care professionals;

•
launched a $100 million, 10-year Diversity in Health Care Scholarship program supporting 10,000 people to expand our efforts to meet the critical need for a more diverse, culturally competent clinical workforce in underserved communities; and

•
added additional programs to increase the percentage of students of color in the health informatics and bioinformatics sectors.

We have already implemented programs to identify and mitigate racial bias in artificial intelligence and machine learning models since 2019, which directly address the issue raised by the proponent.
Helping make the health system work better for everyone requires comprehensive and reliable data. To mitigate potential racial bias in the data we use, we established an artificial intelligence/machine learning (AI/ML) responsible use program in 2019, which includes a machine learning review board. The review board, comprised of technologists, clinicians, business leaders, privacy, legal and compliance experts, is tasked with reviewing our AI/ML models, products and solutions for unintended consequences, such as biased outcomes. The review board also advises business, technology and analytics teams on ways to measure and address bias risks. The review board is empowered to suspend or delay the use or release of AI/ML models until risks are addressed. The AI/ML responsible use program maintains a complete inventory of AI/ML models used across the enterprise, tiered by risk. In 2023, the review board will begin to work proactively with vendors to review third-party AI/ML models used for or on our behalf.
Our racial equity efforts are integrated into our business model across the enterprise.
We have active Board oversight of our racial equity efforts.
Our Board exercises active oversight of the company’s health equity and DEI efforts. The Governance Committee has overall responsibility for the company’s environmental, social and governance (ESG) agenda, which includes our diversity, equity and inclusion and health equity efforts. The Compensation and Human Resources Committee reviews the
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company’s human capital DEI strategies, programs and outcomes. The Health and Clinical Practice Policies Committee oversees our work to advance health equity and reduce health disparities. All of these matters are the subject of regular agenda items and discussion at meetings of the Board and relevant committees, including information about the internal and external assessments referred to above. The Board is fully committed to the company’s agenda to advance DEI and health equity, including racial impacts, and to taking appropriate steps to ensure active oversight, including appropriate independent assessments.
We have Senior Leadership dedicated to racial equity initiatives.
In recognition of the importance of ESG, DEI and health equity to our mission, culture and strategy, we appointed a Chief Sustainability Officer, who reports directly to our Chief Executive Officer. Our management provides oversight of these important objectives as follows:
•
Our Chief Sustainability Officer, in close partnership with our leaders and Board, establishes annual and long-term sustainability, DEI and health equity goals, metrics and governance structures. Several key leaders who support our racial equity work report directly to the Chief Sustainability Officer.

•
Our Senior Vice President of Diversity, Equity and Inclusion leads enterprise DEI strategies and trainings on how to integrate DEI into our leadership, programs, systems and culture.

•
Our Executive Vice President of Health Equity establishes enterprise health equity goals and strategies and, in close collaboration with business leaders, drives alignment with enterprise strategies to improve data collection, advance clinical innovation and help close gaps in care.

We support a diverse supply chain.
Our Supplier Diversity Program proactively seeks to integrate businesses from underrepresented communities into our supply chain, creating opportunities, job creation and income in underserved populations. We conduct annual community impact assessments of our diverse supplier spending to better understand our impact in local communities, and we partner with organizations and associations that promote supplier diversity, such as the National Minority Supplier Development Council and the Diversity Alliance for Science. We spent $3.8 billion with diverse suppliers over the past decade, and our Supplier Diversity Program supported more than 9,000 local community jobs and $473 million in employee wages in 2021.
We publicly report our racial equity findings and initiatives, and our efforts are acknowledged by recognized organizations.
We report on health equity and health disparities.
For more than 30 years, the United Heath Foundation America’s Health Rankings platform has analyzed more than 160 measures of behaviors, community and environment, policies and clinical care data. This distinctive platform has garnered support from the American Public Health Association and the CDC Foundation, among others, and has been used by policymakers, community leaders and health officials to better understand the specific health concerns in their communities. In 2021, the United Health Foundation launched its inaugural Health Disparities Report to document and bring to light the breadth, depth and persistence of health disparities across the nation and to provide objective national and state data to inform actions for advancing health equity. The 2022 America’s Health Rankings Annual Report highlighted racial/ethnic health disparities and other health challenges during the COVID-19 pandemic.
We report workforce race, ethnicity and DEI data.
We provide robust reporting on workforce race, ethnicity and DEI:
•
We post our workforce race, ethnicity, and gender data in a consolidated EEO-1 report on our website.

•
We include in our Sustainability Report a comprehensive assessment of our racial equity efforts, including health equity, health outcomes, access to care, health care affordability, supplier diversity and the responsible use of AI/ML.

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•
We also provide performance data on workforce and leadership diversity, hiring and retention and supplier diversity in our Sustainability Report.

The proposal would be an unnecessary diversion from our considerable racial equity efforts.
We engaged the proponents on several occasions to educate them on our many racial equity initiatives. We believe that the wide-ranging scope of our many relevant independent third-party assessments and related efforts adequately address this proposal and that our actions, focus, commitment and transparency, as summarized above, render the broad, open-ended audit and reporting requested by this proposal duplicative and unnecessary.
The proposal would divert our people and resources from this important work without tangible value to shareholders or a material change in our already robust racial equity efforts.
For these reasons, the Board recommends you vote AGAINST the proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.
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PROPOSAL 6: Shareholder Proposal Requiring a Political Contributions Congruency Report
We have been informed the Educational Foundation of America intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company’s common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board has recommended a vote against this proposal for the reasons set forth following the proposal.
Proposal 6 — Political Spending Misalignment Report
Whereas:
It is the policy of UnitedHealth Group (“UHG”) to make political contributions “to advance policy solutions that focus on achieving universal coverage, improving health care affordability, enhancing the health care experience, and achieving better health outcomes.” However, UHG’s political expenditures appear to be misaligned with the company’s values and policies.
•
After the attack on the Capital, UHG said it would pause political donations to federal candidates “to ensure they continue to align with our company’s values,” but contributed nearly $100,000 in 2021 to 31 House candidates who denied election certification on that day.

•
Since 2019, UHG has contributed $100,000 to an organization leading efforts to strike down the Affordable Care Act.

•
UHG products insure abortion, but based on publicly available records, the proponents estimate that in the last two election cycles, the company and its employee PAC have donated at least $5.3 million to politicians and political organizations working to weaken abortion access. This includes approximately $100,000 to legislators who voted for Texas SB 8, which made it illegal to insure in-state abortions beyond 6 weeks of pregnancy. At least 80% of UHG’s contributions in the South went to anti-abortion politicians ($1.2 million) in the 2020-22 election cycles.

•
UHG has stated “Reducing carbon emissions has been a long-standing priority for our company.” Yet it is a member of the U.S. Chamber of Commerce, which has consistently lobbied to roll back climate regulations and promote regulatory frameworks that would slow the transition towards a lower-carbon economy. Additionally, a Bloomberg analysis found that between 2018 and 2020, for every dollar UHG contributed to climate-friendly members of Congress, it donated $1.67 to members characterized as “ardent obstructionists” of proactive climate policy.

•
UHG boasts a perfect score on the Corporate Equality Index, which rates companies on LGBTQ workplace policies. Yet the company has been a top supporter of state attorneys general seeking to revoke LGBTQ civil rights.

Proponents believe that UHG should establish policies and reporting systems that minimize risk to the firm’s reputation and brand by addressing possible missteps in corporate electioneering and political spending that contrast with its stated healthcare and environmental objectives.
Resolved:
Shareholders request that UHG publish an annual report, at reasonable expense, analyzing the congruency of political, lobbying, and electioneering expenditures during the preceding year against publicly stated company values and policies, listing and explaining any instances of incongruent expenditures, and stating whether the identified incongruencies have led to a change in future expenditures or contributions.
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Supporting Statement:
Proponents recommend that such report also contain management’s analysis of risks to our company’s brand, reputation, or shareholder value of expenditures in conflict with publicly stated company values. “Electioneering expenditures” means spending, from the corporate treasury and from the PACs, directly or through a third party, at any time during the year, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.
Board of Directors’ Recommendation
The Board unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:
We have carefully considered this proposal and have concluded it is unnecessary and not in the best interests of the Company and its shareholders.
Government is an essential partner to UnitedHealth Group and our mission. Together, through UnitedHealthcare and Optum, we serve millions of people through Medicare, Medicaid, Exchanges, and military and veterans’ programs, while also providing technology services to many federal and state government customers. At the same time, our businesses are subject to regulatory oversight at the local, state, and federal levels. Therefore, we believe it is critical for us to engage, on a bipartisan basis, with policymakers to advance our mission on behalf of our patients, customers, employees, and shareholders as well as other stakeholders across the health system. We recognize these individuals and organizations have many different — and sometimes divergent — viewpoints on a broad spectrum of issues. We also understand that policymakers may sponsor and vote on tens of thousands of pieces of legislation and amendments on a vast array of issues impacting their communities. Because of these differing viewpoints and wide array of issues, we might not agree with every position taken by each recipient of a political contribution. As outlined below, our governance process ensures that political contributions made by the Company and its political action committees are aligned with our policy priorities, subject to effective oversight by the Board, and transparently disclosed.
We have taken additional steps to enhance our disclosures, including amending our Political Contributions Policy.
We regularly review and refine our approach to political giving and memberships in trade associations as part of our governance process and have taken additional steps to enhance our disclosure since our 2022 annual shareholder meeting. We have engaged stakeholders and shareholders, including the proponents of this proposal — in 2021, 2022, 2023 — about our approach to political contributions. As in the case of last year’s shareholder proposal which failed to receive majority support, we continue to believe that the report requested by the proponent is not necessary because our shareholders already receive extensive reporting on our political contributions and related governance processes. However, we reviewed and amended our Political Contribution Policy to further articulate the relevant considerations for making bipartisan political contributions, which include factors such as a candidate’s role in advancing health care policy priorities that impact the health care system and the people we serve.
We publicly outline our core policy priorities in “A Path Forward” and in our “Sustainability Report” which inform our decisions regarding political contributions.
We have prioritized three core public policy areas: expanding access to care, improving health care affordability, and enhancing the health care experience. We produce a set of comprehensive and actionable policy solutions to advance these priorities in a document we call, “A Path Forward”. We also publish an annual “Sustainability Report”. The public policy priorities set forth in these documents inform our approach to political contributions.
In 2022, we reviewed and amended our Political Contribution Policy to further articulate the relevant considerations for making bipartisan political contributions, which include factors such as a candidate’s role in advancing health care policy priorities that impact the health care system and the people we serve.
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We adhere to robust governance policies and procedures to provide oversight of political contributions and ensure alignment with the Company’s public policy priorities.
The Board fully supports accountability, transparency, and disclosure of our political contributions, trade association memberships, and advocacy expenditures. Our Board’s Governance Committee has oversight of political contributions made by the Company and its political action committees as well as our advocacy activities, including key trade association memberships. The Governance Committee also oversees our overall strategy on environmental, social, and governance (ESG) policies and practices. Consistent with this Board oversight, all political contributions made by the Company must:
•
Comply with all applicable laws and regulations in the jurisdictions in which the contributions are made (including the United States Foreign Corrupt Practices Act);

•
Adhere with our Political Contributions Policy (available on our website) and the UnitedHealth Group Code of Conduct; and

•
Be reviewed and approved in advance by a Senior Vice President of External Affairs and the Corporate Legal Department in accordance with the Company’s Delegation of Authority Policy.

In 2022, we reviewed and amended our Political Contributions Policy to further articulate the relevant considerations for making political contributions, our governance and oversight processes, and due diligence methods performed. Political contributions are made on a bipartisan basis and with a view to advancing the health care policy objectives set out in the “A Path Forward” document, which the Company publishes to set out its position on key health care policy issues. We also consider the conduct, behaviors, and actions of candidates. In 2022, we added a third-party review process to complement existing internal reviews. These internal and external review processes help to ensure that political contributions made by the Company are aligned with our health care policy priorities.
We publicly disclose our political contributions, trade association dues, and advocacy activities.
Our political contributions are publicly disclosed as required by applicable federal and state laws. Consistent with our Political Contributions Policy, we provide additional transparency regarding our political contributions beyond what is required by law by aggregating political contributions in a semi-annual Political Contributions Report. This semi-annual report, which is publicly available on our website, details recipient names and amounts given including:
•
Corporate contributions to state candidates, state party committees, and state ballot initiatives;

•
Federal PAC contributions to candidates, party committees, and leadership PACs; and

•
State PAC contributions to candidates, party committees, and leadership PACs.

In this report, we publish a list of trade associations that received dues from us totaling $50,000 or more in a given year and the portion of our dues allocated to nondeductible lobbying and political expenditures under Section 162(e)(1)(B) of the Internal Revenue Code. The Governance Committee approves the public disclosure of these reports on our website.
We file regular, publicly available reports with the U.S. Congress and applicable state regulatory agencies on lobbying activities and expenditures.
And we regularly review our approach to disclosure of political contributions and trade association memberships as part of our governance process.
Our governance process ensures that political contributions are aligned with our core public policy priorities.
The intensive review process of each political contribution by the leadership of our External Affairs Department and our Legal Department before a contribution is made, as well as oversight of the Company’s Political Contributions Policy by the Board, ensures political contributions are aligned with our core public policy priorities.
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We understand federal and state policymakers consider, introduce, sponsor, co-sponsor, amend, debate, and vote on tens of thousands of pieces of legislation across a broad spectrum of issues of importance to their constituents. The vast majority of these issues are unrelated to our core public policy priorities. Making bipartisan political contributions does not mean we agree with every individual candidate who received a contribution on every issue that may come before them.

Because we believe that our stewardship, oversight, and governance of political contributions ensures that political contributions made by the Company are aligned with our core public policy priorities, and because our voluntary reporting and transparency already exceed federal and state disclosure requirements, we recommend voting AGAINST this proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.

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PROPOSAL 7: Shareholder Proposal Seeking Shareholder Ratification of Termination Pay
We have been informed John Chevedden intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company’s common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board has recommended a vote against this proposal for the reasons set forth following the proposal.
Proposal 7 — Shareholder Ratification of Termination Pay
Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.
“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
Generous performance-based pay can be okay but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.
For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay — over 10 times his base salary plus short-term bonus. The same person could receive a whopping $124 million in accelerated equity payouts in the event of a change in control, even if he remained employed.
It is in the best interest of UnitedHealth shareholders and the morale of UnitedHealth employees to be protected from such lavish management termination packages for one person.
It is important to have this policy in place so that UnitedHealth management stays focused on improving company performance as opposed to seeking a merger mostly to trigger a management golden parachute windfall.
Shareholder Ratification of Excessive Termination Pay, the topic of this proposal, received between 51% and 65% support at:
AbbVie (ABBV)
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
Fiserv (FISV)
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This proposal won 42% support at the 2022 UnitedHealth annual meeting in spite of the proponent not being able to debunk in the proxy the fallacious view of the UnitedHealth directors. This proposal allows for sky-high termination pay. The sky-high pay only would only need to be subject to a nonbinding shareholder vote. But amazingly Timothy Flynn, Chair of the UnitedHealth management pay committee, claims he needs more flexibility than sky-high termination pay.
Please vote yes:
Shareholder Ratification of Termination Pay — Proposal 9
Board of Directors’ Recommendation
The Board unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:
We have carefully considered this proposal and have concluded it is unnecessary and not in the best interests of the Company and its shareholders.
We have a policy that we will not pay cash severance to executive officers exceeding 2.99x the sum of base salary and bonus. Additionally, equity acceleration is only provided in the event of termination by death, disability, or double-trigger change of control.
Our Compensation and Human Resources Committee has adopted a policy which sets forth that we will not pay cash severance exceeding 2.99x the sum of base salary and bonus to executive officers, rendering the adoption of the proposal unnecessary. For purposes of clarity, we have never provided cash severance above this threshold.
Additionally, we only permit accelerated vesting of equity in the very limited circumstances of death, disability, or a double-trigger termination following a change of control. Outside of these specific and limited circumstances, the total value of executive officer severance benefits modestly exceeds 2x the sum of base salary and bonus. The following discussion outlines each of these considerations.
As a general matter, our employment arrangements with our executives provide for a cash severance benefit equal to 2x the sum of base salary and bonus. When combined with nominal severance benefits such as outplacement, the total estimated value of these cash severance benefits is well below 2.99x the sum of base salary and bonus.
The benefits covered by the shareholder proposal include not only cash payments, but also the value of outstanding equity awards that accelerate upon a termination event. We provide accelerated vesting of equity awards in the very limited circumstances of: (1) termination by reason of death, (2) termination by reason of disability, or (3) termination following a change of control of the Company, when an employee’s termination is without cause or for good reason (i.e., double trigger vesting). These limited equity acceleration provisions are available to all employees eligible for equity awards in a broad-based manner, and our executive officers are not entitled to special or enhanced equity acceleration benefits.
Additionally, these limited acceleration provisions were approved by over 93% of our voting shares as part of the shareholder vote on our 2020 Stock Incentive Plan, and are appropriate and consistent with, or more restrictive than, market best practices. Specifically, these provisions do not penalize executives or their families in the rare and unfortunate event of their disability or death. In the event of a change of control of the Company, these provisions are designed to incent our executive officers to remain with the Company and maximize value for our shareholders.
The proposal applies to “senior managers” and not just executive officers, potentially covering employees whose compensation is not considered by the Board, let alone requiring shareholder approval.
The proposal’s reference to “senior manager” includes no definition of this term, and the proposal could be interpreted to extend to a large number of management employees, all of whose benefits would be contingent upon shareholder approval. Accordingly, the proposed resolution would require shareholders to provide oversight of compensation arrangements that are not considered by the Board.
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SEC rules already require a separate advisory vote on “golden parachute compensation” in the event of a change of control of the Company.
Pursuant to SEC rules, shareholders already have the opportunity to cast a separate advisory vote on “golden parachute compensation” if we were to enter into a change of control transaction requiring shareholder approval. The rule is drafted broadly to require disclosure of all golden parachute compensation arrangements among the target and acquiring companies and the named executive officers of each. This advisory vote is separate from the annual Say-on-Pay vote (i.e., unless the golden parachute arrangements have been previously subject to a Say-on-Pay vote, all companies are required to obtain a separate shareholder advisory vote to approve any such arrangements).
Additionally, our shareholders are able to effectively express their views on our executive compensation through our annual Say-on-Pay advisory vote and NYSE’s requirement to seek shareholder approval of equity compensation plans. The proposal’s request for a shareholder vote on a specific component of our executive compensation program is duplicative of these opportunities and goes beyond what is already required by SEC and NYSE rules. As a result, this proposal is unnecessary.
For these reasons, the Board recommends you vote AGAINST the proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.
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Questions and Answers About the Annual Meeting and Voting
1.
When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually on Monday, June 5, 2023, at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/UNH2023.
We have determined that the 2023 Annual Meeting will be held in virtual format only. At our Annual Meeting, shareholders will be able to participate in, vote and submit questions via the internet. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at https://www.unitedhealthgroup.com/investors/annual-reports.html.
An archived copy of the Annual Meeting will be available on the Investors page of our website at https:// www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.html for 14 days following the Annual Meeting.
2.
What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include:
•
election of nine directors named in this proxy statement;

•
an advisory vote to approve our executive compensation (a Say-on-Pay vote);

•
an advisory vote regarding the frequency of future Say-on-Pay votes (a Say-on-Frequency vote);

•
ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•
if properly presented, three shareholder proposals.

In addition to the business of the Annual Meeting, management of the Company will also give a business update. Management, chairs of each standing Board committee and representatives of Deloitte will be available to respond to appropriate questions from shareholders.
3.
What is a proxy?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Rupert Bondy and Kuai Leong to serve as proxies for the 2023 Annual Meeting. The Board will use the proxies at the 2023 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.
4.
What is a proxy statement?

The Company’s Board is soliciting proxies for use at the 2023 Annual Meeting of Shareholders. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.
5.
What is the difference between a shareholder of record and a shareholder who holds stock in street name?

Shareholders of Record. If your shares are registered in your name with our transfer agent, EQ Shareowner Services, you are a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials (Notice) or the proxy materials were sent directly to you by Broadridge Financial Solutions. A list of shareholders entitled to vote at the Annual Meeting will be available for viewing 10 days prior to the Annual Meeting at https://www.unitedhealthgroup.com/investors/annual-reports.html.
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Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in street name. The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account or you may vote your shares electronically by participating in the Annual Meeting.
6.
How many shares must be present to hold the Annual Meeting?

In order to conduct the Annual Meeting, holders of a majority of the shares issued and outstanding and entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Your shares are counted as present if you participate in the virtual Annual Meeting and vote electronically, or if you vote your proxy before the Annual Meeting over the internet or by telephone or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.
7.
How can I access the proxy materials for the Annual Meeting?

Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2022 at https:// www.unitedhealthgroup.com/investors/annual-reports.html. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.
Shareholders of Record. If you vote at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.html and following the enrollment instructions.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
8.
What do I need to participate in the Annual Meeting?

Shareholders as of the record date may participate in, vote and submit questions at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/UNH2023. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Shareholders as of our record date who participate in our Annual Meeting at www.virtualshareholdermeeting.com/UNH2023 will have an opportunity to submit written questions live via the internet during a designated portion of the Annual Meeting. In order to do so, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice.
Consistent with our past practice for in-person annual meetings, each shareholder will be limited to one question to allow us to respond to as many shareholder questions as possible during the question-and-answer portion of the meeting.
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We will address substantially similar questions, or questions that relate to the same topic, in a single response. Questions must comply with the Meeting Guidelines and Procedures which will be available at www.virtualshareholdermeeting.com/UNH2023. Questions that do not comply with the Meeting Guidelines and Procedures, are not directly related to the business of the Company and are not pertinent to the Annual Meeting matters will not be answered. We ask that all shareholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow up matters directly.
9.
What shares are included on the Notice, proxy card or voting instruction form?

If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:
•
in certificate form;

•
in book-entry form; and

•
in any Company benefit plan.

If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.
If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on June 1, 2023.
10.
What different methods can I use to vote?

By Written Proxy. All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.
By Telephone or Internet. All shareholders of record can vote by telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and to confirm their instructions have been properly recorded.
Electronically at the Annual Meeting. Shareholders who participate in the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/UNH2023 to vote during the meeting.
The Notice is not a proxy card and cannot be used to vote your shares.
11.
What is the record date and what does it mean?

The record date for the Annual Meeting is April 10, 2023. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On April 10, 2023, there were 931,602,553 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.
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The record date was established by our Board as required by the Delaware General Corporation Law. Owners of record of common stock at the close of business on the record date are entitled to:
•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

12.
If I submit a proxy, may I later revoke it and/or change my vote?

Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:
•
signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;

•
voting again over the internet or by telephone prior to 11:59 p.m., Eastern Time, on June 4, 2023;

•
voting electronically at the Annual Meeting; or

•
notifying the Corporate Secretary in writing before the Annual Meeting.

Street name holders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:
•
submitting new voting instructions in the manner provided by your bank or broker; or

•
voting electronically at the Annual Meeting.

13.
Are votes confidential? Who counts the votes?

We hold the votes of all shareholders in confidence from directors, officers and employees except:
•
as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•
in the case of a contested proxy solicitation;

•
if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•
to allow the independent inspectors of the election to certify the results of the vote.

We have retained Broadridge Financial Solutions to tabulate the votes. We have retained CT Hagberg LLC to act as independent inspector of the election.
14.
How may I confirm my vote was counted?

We are offering our shareholders the opportunity to confirm their votes were cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 22, 2023 and for up to two months after the Annual Meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.
15.
What are my choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of director nominees, shareholders may:
•
vote in favor of a nominee;

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•
vote against a nominee; or

•
abstain from voting with respect to a nominee.

A director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. Our Principles of Governance require our directors to tender an irrevocable offer to resign, which becomes effective if he or she fails to receive a majority of the votes cast for such director’s election at the annual meeting and our Board accepts his or her resignation. In the event a director receives a majority against vote, and prior to any such action by the Board, the Governance Committee will consider the tendered resignation offer and recommend to the Board whether or not to accept it. Absent a compelling reason not to accept the resignation offer, as determined by the Board in its discretion, the Governance Committee will recommend, and the Board will accept the resignation. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which is available on our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
16.
What are my choices when voting on each of the other proposals considered at the Annual Meeting?

For each of the other proposals other than the proposal regarding the frequency of future Say-on-Pay votes, shareholders may:
•
vote for the proposal;

•
vote against the proposal; or

•
abstain from voting on the proposal.

For the proposal regarding the frequency of holding future Say-on-Pay votes, shareholders may:
•
vote for every year;

•
vote for every two years;

•
vote for every three years; or

•
abstain from voting on the proposal.

17.
What vote is needed to approve each of the other proposals?

The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm and the shareholder proposals must be approved by a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting in order to pass. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting. For the advisory votes to approve our executive compensation and approve the frequency of holding future Say-on-Pay votes, there is no minimum approval necessary since it is an advisory vote; however, the Board will consider the results of the advisory vote when considering future decisions related to such proposal.
18.
What is the Board’s recommendation with regard to each proposal?

The Board makes the following recommendation with regard to each proposal:
•
Recommends a vote FOR each of the director nominees named in this proxy statement.

•
Recommends a vote FOR advisory approval of the Company’s executive compensation.

•
Recommends a vote to hold the Say-on-Pay vote EVERY YEAR (vote for One Year).

•
Recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

•
Recommends a vote AGAINST the shareholder proposal seeking a third-party racial equity audit.

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•
Recommends a vote AGAINST the shareholder proposal requiring a political contributions congruency report.

•
Recommends a vote AGAINST the shareholder proposal seeking shareholder ratification of termination pay.

19.
What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:
•
FOR the election of all director nominees;

•
FOR the advisory approval of our executive compensation;

•
To hold the Say-on-Pay vote EVERY YEAR (for One Year);

•
FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm;

•
AGAINST the shareholder proposal seeking a third-party racial equity audit;

•
AGAINST the shareholder proposal requiring a political contributions congruency report; and

•
AGAINST the shareholder proposal seeking shareholder ratification of termination pay.

20.
Are my shares voted if I do not submit a proxy?

If you are a shareholder of record and do not submit a proxy, you must participate in the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters only. The ratification of Deloitte as our independent registered public accounting firm is considered a routine matter. The other matters being voted on at the Annual Meeting are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on non-routine matters are counted as broker non-votes.
21.
How are abstentions and broker non-votes counted?

Abstentions have no effect on the election of directors or the advisory vote regarding frequency of holding future Say-on-Pay votes. Abstentions have the effect of an against vote on the advisory vote to approve our executive compensation, the ratification of the appointment of the Company’s independent registered public accounting firm and the shareholder proposals. Broker non-votes have no effect on the vote for any matter at the meeting.
22.
Does the Company have a policy about directors’ attendance at the Annual Meeting of Shareholders?

The Company expects all directors to participate in the Annual Meeting, absent a compelling reason.
23.
What are the deadlines for submitting director nominees and other shareholder proposals for the 2024 Annual Meeting?

Shareholder Director Nominations for Inclusion in the Company’s Proxy Materials (Proxy Access). To be considered for inclusion in our proxy statement for our 2024 Annual Meeting, director nominations submitted pursuant to Section 3.04 of our Bylaws must be received at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary, no earlier than November 22, 2023 and no later than December 22, 2023, and must be submitted in accordance with Section 3.04 of our Bylaws. If we do not receive the information required by our Bylaws by the deadline described above, the director nominee will be excluded from our proxy statement for our 2024 Annual Meeting.
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Other Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials (SEC Rule 14a‑8). To be considered for inclusion in our proxy statement for our 2024 Annual Meeting, shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received no later than December 22, 2023 and be submitted in accordance with Rule 14a-8. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2024 Annual Meeting.
Other Shareholder Proposals for Presentation at the 2024 Annual Meeting (Advance Notice Provision). A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2024 Annual Meeting pursuant to Section 3.04 of our Bylaws or SEC Rule 14a-8 and is sought to be presented at the 2024 Annual Meeting must comply with the “advance notice” deadlines in our Bylaws. As such, these shareholder proposals must be received no earlier than February 6, 2024, and no later than the close of business on March 7, 2024. These shareholder proposals must be in writing and received within the “advance notice” deadlines described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary. These shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws. If we do not receive a shareholder proposal and the required information by the “advance notice” deadlines described above, the proposal may be excluded from consideration at the 2024 Annual Meeting. The “advance notice” requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business.
Shareholder Solicitation of Director Nominations. In addition to satisfying the foregoing advanced notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2024.
24.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for a base fee of $20,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
25.
Where can I find more information about my voting rights as a shareholder?

The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.investor.gov/research-before-you-invest/research/shareholder-voting or at www.investor.gov.
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Householding Notice
We have adopted “householding” procedures allowing us to deliver one Notice or single copies of proxy statements and annual reports to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the householded proxy materials are received by mail.
If you participate in householding but wish to receive a separate copy of the Notice, this proxy statement or our 2022 Annual Report for the year ended December 31, 2022, please notify us at: UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attn: Corporate Secretary, telephone (877) 536-3550. Upon written or oral request, we will deliver promptly, to any shareholder that elects not to participate in householding, a separate copy of the Notice of Internet Availability and, if a shareholder requests printed versions by mail, this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2022. You may opt-in or opt-out of householding at any time by contacting our transfer agent, EQ Shareowner Services, at P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone (800) 468-9716. Your householding election will apply to all materials mailed more than 30 days after your request is received.
Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question 7 of the “Questions and Answers About the Annual Meeting and Voting” section of this proxy statement.
We have been notified that some banks and brokers will household proxy materials. If your shares are held in street name by a bank or broker, you may request information about householding from your bank or broker.
Other Matters at Meeting
In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than those included in this proxy statement will be presented at the 2023 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named as proxies will vote on such matters according to their individual judgment.
2023 Proxy Statement | Householding Notice | Other Matters at Meeting	89

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Other Information

Security Ownership of Certain Beneficial Owners and Management
The following table provides information about shareholders known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on the information filed by such shareholders in 2023 for the year ended December 31, 2022 on Schedule 13G under the Exchange Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	84,052,380	9.00
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	74,418,906	8.00
FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	48,945,177	5.24

(1)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2023. The Vanguard Group reported having shared voting power over 1,384,898 shares, sole dispositive power over 80,138,567 shares and shared dispositive power over 3,913,813 shares.

(2)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 3, 2023. BlackRock, Inc. reported having sole voting power over 67,534,119 shares and sole dispositive power over 74,418,906 shares.

(3)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by FMR LLC on February 9, 2023. FMR LLC reported having sole voting power over 46,344,625 shares and sole dispositive power over 48,945,177 shares.

2023 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	90

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
The following table provides information about the beneficial ownership of our common stock as of April 10, 2023, by each director and nominee for director, each current named executive officer, and by all of our current directors, executive officers and director nominees as a group. As of April 10, 2023, there were 931,602,553 shares of our common stock issued, outstanding and entitled to vote.
Name of Beneficial Owner or Identity of Group	Ownership of Common Stock	Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 10, 2023	Total(1)	Percent of Common Stock Outstanding (%)
Timothy Flynn	10,899(2)(3)	—	10,899	*
Paul Garcia	3,381(2)(4)	—	3,381	*
Kristen Gil	332(2)(5)	—	332	*
Stephen Hemsley	1,363,669(2)(6)(7)	519,744	1,888,413	*
Michele Hooper	38,035(2)	—	38,035	*
F. William McNabb III	11,961(2)	—	11,961	*
Valerie Montgomery Rice, M.D.	4,632(2)	—	4,632	*
John Noseworthy, M.D.	4,141(2)	—	4,141	*
Andrew Witty	92,724(2)	147,726	240,450	*
John Rex	160,151(8)	283,112	443,263	*
Dirk McMahon	90,598(9)	228,706	319,304	*
Rupert Bondy	6,257	2,192	8,449	*
Brian Thompson	32,652	91,294	123,946	*
All current directors, executive officers and director nominees as a group (15 individuals)	1,856,330(10)	1,360,447	3,216,777	0.35%

*
Less than 1%.

(1)
Unless otherwise noted, each person and group identified possesses sole voting and dispositive power with respect to the shares shown opposite such person’s or group’s name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of April 10, 2023, are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)
Includes the following number of vested DSUs which are considered owned under the Company’s stock ownership guidelines for directors: Tim — 7,399; Paul — 598; Kristen — 158; Steve — 5,136; Michele — 34,665; Bill — 5,531; Valerie — 4,360; and John — 4,141.

(3)
Includes 2,000 shares held indirectly in a trust.

(4)
Includes 168 shares held indirectly in trusts.

(5)
Includes 110 shares held indirectly in a trust.

(6)
Includes 161,741 shares held indirectly in charitable foundations and 781,470 shares held indirectly in trusts.

(7)
Includes 333.514 shares held in trust pursuant to our 401(k) plan. Pursuant to the terms of the 401(k) plan, a participant has sole voting power over their shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

(8)
Includes 6,971 shares held indirectly in a trust.

(9)
Includes 3,500 shares held indirectly by a spouse and 23,500 shares held indirectly in a trust.

(10)
Includes the indirect holdings included in footnotes 3, 4, 5, 6, 7, 8 and 9.

2023 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	91

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Certain Relationships and Transactions
Approval or Ratification of Related-Person Transactions
The Board has adopted a written Related-Person Transactions Approval Policy, which is administered by the Governance Committee. A copy of the policy is available on our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. Under the policy, related-person transactions are prohibited unless approved by the Governance Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) meeting one of the following categories:
•
Transactions exceeding $1.00 in which both a director (or their immediate family member) and an executive officer participate; or

•
Transactions exceeding $120,000 in which a director, executive officer or 5% shareholder (or their immediate family member), and the Company or its subsidiaries participate; or

•
Transactions exceeding $1.00 in which a director actively participates in their capacity as an executive officer of another entity.

Related-person transactions under the policy do not include:
•
Indemnification and advancement of expenses made pursuant to the Company’s Certificate of Incorporation or Bylaws or pursuant to any agreement or instrument.

•
Interests arising solely from the ownership of a class of the Company’s equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis.

•
Any transactions with another corporation or organization with respect to which a related person’s only relationship is as a director or trustee.

•
Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Under the policy, the Company determines whether a transaction falls under the definition of a related-person transaction requiring review by the Governance Committee. In determining whether to approve a related-person transaction, the Governance Committee will consider, among other things, whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as would apply if the other party was not an affiliate; the business reasons for the transaction; whether the transaction could impair the independence of a director under the Company’s Standards for Director Independence; and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company. Any member of the Governance Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the related-person transaction. Any related-person transaction that is not approved will be voided, terminated or amended, or other actions will be taken in each case as determined by the Governance Committee so as to avoid or otherwise address any resulting conflict of interest.
As required under SEC rules, transactions in which the Company was or is to be a participant since the beginning of the Company’s last fiscal year and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, are disclosed below.
2023 Proxy Statement | Certain Relationships and Transactions	92

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Related-Person Transactions
Employment of Family Members of Executive Officers
Andrew Witty’s daughter, Sarah Witty, and Erin McSweeney’s brother and stepdaughter, David McSweeney and Calli Pappas, were each employed by the Company during 2022. The compensation paid to each of these employees is consistent with the Company’s overall compensation principles based on the employees’ years of experience, performance and positions within the Company.
Transactions with 5% Shareholders
BlackRock, Inc. beneficially owned approximately 8.00% of our common stock as of December 31, 2022. The Company paid BlackRock $15.8 million for investment management fees and related advice in 2022. BlackRock maintains a self-funded health insurance plan through the Company and paid the Company $2.8 million for administrative services and $1 million for premium payments in 2022.
FMR LLC beneficially owned approximately 5.238% of our common stock as of December 31, 2022. Fidelity Investments (Fidelity), a wholly owned subsidiary of FMR LLC, received from the Company and its employees approximately $2.4 million for investment management fees and $837,000 in benefit program management fees in 2022. Fidelity paid the Company approximately $9.5 million for premium payments, approximately $23.6 million for administrative fees, and $610,000 for wellness services in 2022.
The Vanguard Group, Inc. beneficially owned approximately 9.00% of our common stock as of December 31, 2022. Vanguard paid the Company approximately $310,000 for premium payments in 2022.
2023 Proxy Statement | Certain Relationships and Transactions	93

Appendix A — Reconciliation of Non-GAAP Financial Measure
UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)
	Year Ended December 31, 2022 ($)	Year Ended December 31, 2021 ($)
GAAP net earnings attributable to UnitedHealth Group common shareholders	20,120	17,285
Intangible amortization	1,292	1,184
Tax effect of intangible amortization	(331)	(288)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	21,081	18,181
GAAP diluted earnings per share	21.18	18.08
Intangible amortization per share	1.36	1.24
Tax effect per share of intangible amortization	(0.35)	(0.30)
Adjusted diluted earnings per share	22.19	19.02

(a)
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company’s underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company’s underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
2023 Proxy Statement | Appendix A — Reconciliation of Non-GAAP Financial Measure	94

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UNITEDHEALTH GROUP INCORPORATED 9900 BREN ROAD EASTMINNETONKA, MN 55343 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2023, or June 1, 2023 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/UNH2023You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2023, or June 1, 2023 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you call and follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 4, 2023.VOTE CONFIRMATIONYou may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 5, 2023 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printedin the box marked by the arrow XXXX XXXX XXXX XXXX . Vote Confirmation is available 24 hours after your vote is received beginning May 22, 2023, with the final vote tabulation remaining available through August 5, 2023. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V07008-P85521 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYUNITEDHEALTH GROUP INCORPORATEDThe Board of Directors recommends you vote FOR each of thenominees for director in Proposal 1, FOR Proposal 2, 1 YEAR onProposal 3 and FOR Proposal 4. 1. Election of DirectorsNominees:For Against Abstain1 Year 2 Years 3 Years Abstain1a. Timothy Flynn1b. Paul Garcia1c. Kristen Gil1d. Stephen Hemsley1e. Michele Hooper1f. F. William McNabb III1g. Valerie Montgomery Rice, M.D.1h. John Noseworthy, M.D.1i. Andrew Witty2. Advisory approval of the Company’s executive compensation.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.3. Advisory approval of the frequency of holding futuresay-on-pay votes.4. Ratification of the appointment of Deloitte & Touche LLP as theindependent registered public accounting firm for the Companyfor the year ending December 31, 2023.For Against AbstainThe Board of Directors recommends you vote AGAINST Proposal 5,AGAINST Proposal 6 and AGAINST Proposal 7.For Against Abstain5. If properly presented at the 2023 Annual Meeting of Shareholders,the shareholder proposal seeking a third-party racial equity audit.6. If properly presented at the 2023 Annual Meeting of Shareholders,the shareholder proposal requiring a political contributionscongruency report.7. If properly presented at the 2023 Annual Meeting of Shareholders,the shareholder proposal seeking shareholder ratification oftermination pay.Please indicate if you plan to participate in this meeting.Yes NoSignature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

2023 Annual Meeting of Shareholders Monday, June 5, 202311:00 a.m. Eastern Time Meeting Live Via The Internetwww.virtualshareholdermeeting.com/UNH2023UnitedHealth Group will be hosting the 2023 Annual Meeting (the "Annual Meeting") live via the Internet this year. To participate in the Annual Meeting live, please visit www.virtualshareholdermeeting.com/UNH2023 and have the information printed in the box marked by the arrow XXXX XXXX XXXX XXXX on the following page available to access the Annual Meeting.You may vote your proxy at any time over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy.Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com or www.unitedhealthgroup.com/investors/annual-reports.html Instructions on how to participate in the Annual Meeting are available at www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.htmlV07009-P85521UNITEDHEALTH GROUP INCORPORATEDAnnual Meeting of Shareholders June 5, 2023 11:00 a.m. Eastern TimeThis proxy is solicited by the Board of DirectorsBy signing the proxy, you revoke all prior proxies and appoint each of Rupert M. Bondy and Kuai H. Leong each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2023 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposal 2, 1 YEAR on Proposal 3, FOR Proposal 4, AGAINST Proposal 5, AGAINST Proposal 6 and AGAINST Proposal 7 and in the discretion of the named proxies on all other matters that may properly come before the meeting.If you are a current or former employee of UnitedHealth Group and own shares of common stock through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an Internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, Internet or telephone is not received by 11:59 p.m. Eastern Time on June 1, 2023, the plan shares credited to this 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants.Continued and to be signed on reverse side